UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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MANPOWERGROUP INC.

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2022

Notice of Annual Meeting and Proxy Statement

ManpowerGroup

SUSTAINABILITY HIGHLIGHTS

In 2021 we were proud to publish our Working to Change the World Plan and 2021 ESG Progress Report, centered around the themes of: Planet, People & Prosperity and Principles of Governance.

Notice of Annual Meeting of Shareholders

ManpowerGroup Inc. | 100 Manpower Place | Milwaukee, Wisconsin 53212

2022 Annual Meeting Information

Date Friday May 6, 2022	Time 9:00 a.m. CDT	Virtual Meeting This year’s meeting is a virtual shareholders meeting at meetnow.global/MXN79FA	Record Date The close of business February 25, 2022

Voting Methods

Whether or not you plan to attend the meeting, it is important that your shares are represented and voted. If you are a shareholder of record (“registered shareholder”), we urge you to vote in advance of the meeting using one of the advance voting methods below. You can vote by any of the following methods:

By Internet: Prior to the 2022 Annual Meeting, vote your shares online at www.envisionreports.com/MAN During the 2022 Annual Meeting, vote your shares online at meetnow.global/MXN79FA	By Phone: 1-800-652-VOTE (8683) within the USA, US territories and Canada	By Mail: Complete, sign and return proxy card in the postage-paid envelope provided	By QR Code: Scan this QR code 24/7 to vote with your mobile device

If your shares are held in street name through a bank, broker or other holder of record (“beneficial holder”), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. All shareholders will still be able to vote online during the meeting, even if they previously submitted their proxy.

Items of Business and Voting Recommendations

PROPOSAL	DESCRIPTION	BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)

1	To elect twelve individuals nominated by the Board of Directors of ManpowerGroup to serve until 2023 as directors;	FOR each of the director nominees	73

2	To ratify the appointment of Deloitte & Touche LLP as our independent auditors for 2022;	FOR	75

3	To hold an advisory vote on approval of the compensation of our named executive officers; and	FOR	76

4	To transact such other business as may properly come before the meeting

Holders of a majority of the outstanding shares must be present in person or by proxy in order for the annual meeting to be held. For purposes of our meeting, people who attend virtually will be considered in-person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 6, 2022: The annual report on Form 10-K and proxy statement of ManpowerGroup are available for review at www.envisionreports.com/MAN.

By Order of the Board of Directors

Richard Buchband, Secretary

March 10, 2022

2022

Appendix A

Proxy Statement Summary

This summary highlights information contained in the proxy statement, which is first being made available to shareholders on or about March 10, 2022. This summary does not contain all the information you should consider. We encourage you to read the entire proxy statement before voting. For information regarding ManpowerGroup’s 2021 performance, please read ManpowerGroup’s 2021 Annual Report on Form 10-K.

Board of Directors Nominees

The following table provides summary information about each of the 12 director nominees, and the committees they serve on. Each director is elected annually by a majority of votes cast. During 2021, we changed the names of two of our committees to better reflect their evolving areas of focus and responsibility. We renamed the nominating and governance committee to the governance and sustainability committee, to capture its enhanced focus on ESG issues. We also renamed the executive compensation and human resources committee to the people, culture and compensation committee to reflect its broader focus on our people and our corporate culture.

NAME	AGE	DIRECTOR SINCE	INDEPENDENT	COMMITTEES

Gina R. Boswell	59	2007		• Audit • Governance and Sustainability

Jean-Philippe Courtois	61	2020		• Audit

William Downe	69	2011		• People, Culture and Compensation

John F. Ferraro	66	2016		• Audit

William P. Gipson	64	2020		• People, Culture and Compensation

Patricia Hemingway Hall	69	2011		• Audit • Governance and Sustainability (CHAIR)

Julie M. Howard	59	2016		• People, Culture and Compensation • Governance and Sustainability

Ulice Payne, Jr.	66	2007		• Audit • Governance and Sustainability

Jonas Prising Chief Executive Officer	57	2014		• None

Paul Read	55	2014		• Audit (CHAIR)

Elizabeth P. Sartain	67	2010		• People, Culture and Compensation (CHAIR)

Michael J. Van Handel	62	2017		• Governance and Sustainability(1)

(1)	Mr. Van Handel’s committee appointment became effective March 1, 2022.

i	2022 Proxy Statement

2021 PROXY STATEMENT SUMMARY

Our Board Has a Diversity of Experiences and Backgrounds

Our Board believes that having a diverse mix of directors with a variety of skills, experience, and backgrounds is essential to meeting its oversight responsibility.

Core Skills & Experience Identified by our Directors

Director Diversity

ii	2022 Proxy Statement

2022 PROXY STATEMENT SUMMARY

ESG Strategy: Our Working to Change the World Plan

At ManpowerGroup, we were founded on the belief that running a good business means contributing to society at large. Our founder and CEO Elmer Winter believed that “Our company can be a tremendous instrument for good if we can help make people employable.” Today, just 4 CEOs and 7 decades later, we are as committed as ever to delivering on that promise.

Our Purpose:

We believe meaningful, sustainable employment has the power to change the world.

Building on our history of delivering on a social purpose and transparently reporting our impact for many years, in 2021 we released our Working to Change the World Plan as part of our 2020-2021 ESG Report, centered around the themes of: Planet, People & Prosperity and Principles of Governance.

Working to Change the World is an evolution of our Sustainability Plan and Pillars to encompass broader environmental and governance priorities in line with common metrics around ESG - reflecting both the World Economic Forum’s International Business Council Stakeholder Capitalism Metrics and our focus on prioritizing the five UN Sustainable Development Goals where we can deliver the greatest impact to those we serve.

“Our Working to Change the World Plan is about collectively caring for People and Planet with new awareness and urgency.”

— Jonas Prising, Chairman & CEO

iii	2022 Proxy Statement

2022 PROXY STATEMENT SUMMARY

PEOPLE & PROSPERITY Becoming creators of talent at scale, championing DEIB, and improving employability and prosperity for all

Championing Diversity, Equity, Inclusion & Belonging (DEIB)

We are committed to leading with purpose and continuously improving DEIB so all people feel welcomed, respected, valued and able to bring their full selves to work. We are proud of our progress in 2021 and committed to advancing further and faster in 2022 and beyond.

•  Strengthening our anti-racist stance and commitment by continuing our Courageous Conversation series on race and intersectionality with employees

•  Designing and delivering INCLUDE, our DEIB training program, internally and with clients

•  Earning recognition as Best Place to work for LGBTQ+ talent

•  Leading conversations on LGBTQ+ inclusive #WordsatWork

•  Expanding our Culture Matters initiative to evolve our culture to deliver on our strategy and our purpose

Accelerating Progress to Parity

Gender parity is a shared diversity and inclusion priority across all our global operations. Locally, countries prioritize a second diversity dimension relevant to their respective labor market, including increasing intentional representation of ethnic and racial minorities, people with disabilities, refugees and immigrants, generational diversity and socio-economically marginalized people. We are committed to goalsetting and metrics so we can expand the progress we are making.

•  33% of our Board of Directors are female and 17% are ethnically diverse

•  Women make up 60% of our organization, hold 58% of all management positions and 35% of senior leadership roles globally

•  Our Executive Leadership Team is 27% People of Color

•  Committing to hire, retain, develop and advance more women into leadership

•  Accelerating the path to pay equity with gender pay analysis in our largest markets every year

Reskilling & Upskilling for the Future

We are committed to being creators of talent at scale, identifying career pathways and guiding people to take the steps required to improve their employability and prosperity for the long-term.

•  Transforming more than 154,000 lives to date through our MyPath® program to boost employability and earning potential

•  Upskilling 3,700+ recruiters to date to become Talent Agents, experts in data-driven insights to provide coaching, mentoring and assessment to our associates

•  Partnering with JA Worldwide to deliver mentoring and upskilling to get young people ready for work – impacting 8,000 students directly across 26 European countries

•  Boosting nextgen sales skills of 2,000+ employees throughout 6,300+ courses in our Global Sales Academy

Innovation for Impact

Our vast access to people, clients and jobs, together with our aggregate data, enables us to create new differentiated value and deliver data-driven insights and actions, with better accuracy than either humans or machines could do on their own.

•  Launching our Experis Career Accelerator® using machine learning to map thousands of IT skills to identify personalized pathways for in demand tech roles

•  Accelerating deployment of our PowerSuiteTM technology in front and middle office in 19 markets

•  Improving efficiency and productivity via global SAAS platforms, shifting more of our data to the cloud and using analytics to enable better insight, predict match and performance more accurately, and drive new value creation

Building Resilient Communities

Work, education, skills and aspiration are critical parts of community cohesion and inclusive growth. Last year, even when remote and hybrid, we stayed committed to the communities in which we operate and where our people live and work.

•  Reached more than 50 million job seekers with insights, advice and career guidance

•  Connected 2 million people to meaningful, sustainable work

•  Provided access to employment and opportunities to reskill and upskill 600,000 workers daily

iv	2022 Proxy Statement

2022 PROXY STATEMENT SUMMARY

PLANET Laying out our path to net zero, committing to sustainable ways of working, and achieving bold, science-based ambitions to minimize our impact

We believe the time for climate action is now. To accelerate the transition to a net-zero economy, we are continuing to measure, reduce and disclose our emissions, setting aggressive reduction targets and key levers for actions. We are embracing new hybrid and flexible work models, and retraining and reskilling people for meaningful, low-carbon, sustainable jobs.

•  Committing to validated Science Based Targets to reduce operational emissions (Scope 1 & 2) by 60% and supply chain emissions (Scope 3) by 30% by 2030

•  Defining our route to net zero by 2045 or sooner as part of Climate Action Plan – identifying the primary levers and building action plans to reduce direct and indirect emissions across the entire value chain

•  Increasing our score from B- in 2020 to B in our 2021 Carbon Disclosure Project (CDP) response, scoring higher than industry, regional and global average and the only one among our direct competitors to show consistent improvement in 3 consecutive years

•  Establishing Planet Teams in all of our key markets – cross functional teams responsible for data collection and local execution of Planet Strategy

•  Actively engaging in WEF CEO Action Group to advance the Paris Agreement and European Green Deal through activities like signing the COP 26 Open Letter pushing for ambitious climate action aligned with a 1.5°C future and supporting innovative lighthouse projects to build sustainability skills

•  Committing to transparency on climate, disclosing CDP for a decade, and now aligning with TCFD guidelines

PRINCIPLES OF GOVERNANCE Running a responsible, transparent business and setting high ethical standards for our industry

Governance & Reporting

Trust, transparency and accountability in our governance and reporting are foundational to delivering on our purpose and our promise to create value for all stakeholders.

•  Releasing our 2020-2021 ESG Report

•  Renamed our Board’s nominating and governance committee as Governance and Sustainability, in light of enhanced oversight of ESG issues

•  Establishing Executive Steering Committee with oversight accountability for global ESG strategy and progress

•  Publishing our stakeholder engagement model and reported on issues most material to us and where we can make the most impact

•  Completing 10th CDP response and aligned reporting to Global Reporting Initiative (GRI), Sustainability Accounting Standards Board (SASB) and World Economic Forum IBC Stakeholder Capitalism Metrics reporting frameworks

Ethical & Responsible Business Practices

We are proud to set a high standard for our industry and advocate for ethical business conduct and responsible employment across our global network.

•  Publishing global Human Rights Policy reinforcing our industry leadership to advocate for ethical recruitment practices, employment flexibility balanced with security, and opportunities for under-represented and vulnerable populations to develop in-demand skills and participate in the formal economy

•  Providing ethics and compliance training for all 30,000+ of our people globally

•  Publicly providing Ethics and Compliance Hotline for employees and others to report concerns or seek guidance

•  Sharing cyber security and data privacy tips and training with employees to strengthen defenses while working remote and hybrid

Awards & Recognition

Our people are consistently recognized for delivering solutions in innovative ways and with the highest degree of ethical and responsible practice.

•  Named a World’s Most Ethical Company by Ethisphere for the 12th year

•  Named to the Dow Jones Sustainability Index for the 13th year

•  Earned new EcoVadis ratings in 7 countries in 2021, bringing our cumulative total of Platinum, Gold and Silver EcoVadis ratings to more than 24 countries and at the Global level in the last 5 years

v	2022 Proxy Statement

2022 PROXY STATEMENT SUMMARY

Key Compensation and Governance Policies

The people, culture and compensation committee continually reviews the Company’s executive compensation program to maintain compensation practices that are in the best interests of our shareholders. Some of our key policies are summarized below:

What We Do

We tie executive pay to performance.

We set challenging performance objectives that align with company performance.

We appropriately balance short-term and long-term incentives.

We have caps on the potential payouts under the PSU grants and our annual incentive program.

We use double triggers in our severance agreements and our equity awards.

We maintain significant stock ownership guidelines for our NEOs.

We have a clawback policy for our cash incentive and equity awards.

The Committee engages an independent compensation consultant.

We use appropriate peer groups when establishing compensation which the Committee devotes considerable effort in re-evaluating on an annual basis.

We regularly reach out to leading shareholders and their advisory firms to discuss our governance and executive compensation.

What We Don’t Do

We do not use Total Shareholder Return (“TSR”) as a performance metric for our NEOs. In our experience, TSR captures fluctuations in stock price, rather than measuring the performance of our executive team in operating our business. Our stock price can be sensitive to perceived changes in the global business climate, with fluctuations in stock price that are often de-coupled from the fundamentals of our business.

We do not provide tax gross up payments for any amounts considered excess parachute payments.

We do not pay dividends or dividend equivalents prior to vesting.

We do not encourage undue risk taking in our compensation plans. By using varied financial metrics and setting caps on potential payouts the company mitigates undue risk taking.

We do not permit the repricing of stock options without prior shareholder approval, except in connection with a transaction.

We do not allow hedging or pledging of ManpowerGroup stock.

We do not provide excessive perquisites to our NEOs or provide tax gross up payments.

vi	2022 Proxy Statement

Director Nominee Biographies

Gina R. Boswell Joined the board 2007 Age 59 Committees: Audit; Governance and Sustainability

Career Highlights

•  President, US Customer Development at Unilever, a global food, personal care and household products company, from 2017 to September 2019

•  General Manager, U.K. and Ireland, at Unilever from 2015 to May 2017

•  Executive Vice President, Personal Care, at Unilever from 2011 to 2015

•  President, Global Brands, of Alberto-Culver Company, a consumer goods company, from 2008 to 2011

•  Chief Operating Officer-North America of Avon Products, Inc. from 2005 to 2007

•  An executive with Ford Motor Company from 1999 to 2003

•  Director of Wolverine Worldwide, Inc. (since 2013)

•  Director of Acco Brands Corporation (since March 2022)

Qualifications

•  Significant international, managerial, strategic, operational and global expertise as a result of the various senior leadership positions held

•  Strong background in finance and accounting matters

•  Many years’ experience in marketing, branding and consumer behavior from her involvement in the consumer goods and personal care industries

•  Brings an important perspective from her service as a director on other public company boards

Jean-Philippe Courtois Joined the board 2020 Age 61 Committees: Audit

Career Highlights

•  Executive Vice President, National Transformation Partnerships, at Microsoft, a global technology provider, since July 2021

•  Executive Vice President, President Global Sales, Marketing and Operations at Microsoft from 2016 to July 2021

•  President, Microsoft International from 2005 to 2016

•  CEO, Microsoft EMEA from 2003 to 2005

•  Former Director of AstraZeneca plc (2008 to 2016)

Qualifications

•  Significant managerial, strategic and marketing expertise in international business

•  Extensive experience in the technology industry developed over his more than three decades career with Microsoft, including global enterprise sales

•  Global operational expertise and branding insight from multiple senior leadership roles

•  Brings an important perspective from his prior service as a director on other public company boards

1	2022 Proxy Statement

DIRECTOR NOMINEE BIOGRAPHIES

William Downe Lead Director Joined the board 2011 Age 69 Committees: People, Culture and Compensation

Career Highlights

•  Non-Executive Chairman of Trans Mountain Corporation, an oil pipeline operator, since November 2018

•  Chief Executive Officer of BMO Financial Group (“BMO”), a highly diversified financial services provider based in North America, from 2007 to October 2017

•  Chief Operating Officer of BMO from 2006 to 2007

•  Deputy Chair of BMO and Chief Executive Officer, BMO Nesbitt Burns and Head of Investment Banking Group from 2001 to 2006

•  Director of Loblaw Companies Limited (since 2018)

•  Former Director of BMO (2007 to 2017)

Qualifications

•  Deep knowledge of the financial services industry and investment community based on his long tenure at BMO

•  Benefits the board through the significant managerial, operational and global experience he gained during his career at BMO and serving on its Board

•  Extensive expertise in compliance and risk oversight leading a company in a regulated industry

•  Provides a unique perspective to the boardroom as a long-serving CEO and board member

John F. Ferraro Joined the board 2016 Age 66 Committees: Audit

Career Highlights

•  Global Chief Operating Officer of Ernst & Young (“EY”), a global professional services organization, from 2007 to 2015

•  Held several senior leadership positions at EY, including Global Vice Chair Audit

•  Served as a member of EY’s Global Executive board for more than 10 years

•  Executive Vice President, Strategy and Sales of Aquilon Energy Services, a software and services company for the energy industry, from February 2019 to July 2019

•  Director of Advance Auto Parts (since 2015)

•  Director of International Flavor and Fragrances, Inc. (since 2015)

Qualifications

•  Significant depth in both finance and global operations management through his experience at EY

•  Background includes many years as a manger and executive in the professional services industry

•  Experience in accounting, financial oversight, compliance and risk management

•  Brings an important perspective from his service as a director on other public company boards

2	2022 Proxy Statement

DIRECTOR NOMINEE BIOGRAPHIES

William P. Gipson Joined the board 2020 Age 64 Committees: People, Culture and Compensation

Career Highlights

•  President, Enterprise Packaging Transformation of Procter & Gamble (“P&G”), a leading global provider of branded consumer packaged goods, from 2017 to June 2019

•  Senior Vice President, Research & Development for Asia at P&G from 2015 to May 2017

•  Senior Vice President, Research & Development for the Global Hair Care/Color & Overall Beauty Sector at P&G from 2011 to 2015

•  Senior Vice President, Corporate Chief Diversity Officer for P&G from 2011- June 2019, simultaneously served

•  A director of Rockwell Automation, Inc. (since November 2020)

Qualifications

•  Significant international, managerial and operational experience from his tenure as President, Enterprise Packaging and Transformation of P&G

•  Experience with research and business development at a leading international company, including multiple international postings

•  Brings a unique perspective to the board from his tenure as Chief Diversity Officer for Procter & Gamble

Patricia Hemingway Hall Joined the board 2011 Age 69 Committees: Audit; Governance and Sustainability (Chair)

Career Highlights

•  President and Chief Executive Officer of Health Care Service Corporation (“HCSC”), a mutual health insurer, from 2008 to December 2015

•  President and Chief Operating Officer of HCSC from 2007 to 2008

•  Executive Vice President of Internal Operations of HCSC from 2006 to 2007

•  Director of Cardinal Health (since 2013)

•  Director of Halliburton (since 2019)

•  Former Director of Celgene Corporation (2018-2019)

Qualifications

•  Significant managerial, operational, sales, marketing and government relations experience as a result of the various senior positions she held during her tenure with HCSC, including as its Chief Executive Officer

•  Strong background in corporate governance and corporate administration

•  Brings an important perspective gained from her service as a director on other public company boards

3	2022 Proxy Statement

DIRECTOR NOMINEE BIOGRAPHIES

Julie M. Howard Joined the board 2016 Age 59 Committees: People, Culture and Compensation; Governance and Sustainability

Career Highlights

•  Chief Executive Officer of Riveron Consulting, LLC (“Riveron”), a business advisory firm specializing in accounting, finance, technology, and operations, since March 2021

•  Chief Executive Officer of Navigant Consulting, Inc. (“Navigant”), a specialized global professional services firm, from 2012 to October 2019

•  Chairman of the Board of Navigant from 2014 to October 2019

•  Prior thereto, Ms. Howard held several leadership positions at Navigant including Chief Operating Officer

•  Director of Sleep Number Corporation (since May 2020)

•  Former Director of InnerWorkings, Inc. (2012-2019)

Qualifications

•  Deep knowledge in the global professional services industry

•  Significant managerial, transactional and operational experience

•  Experience with technology and innovation, including with private enterprises and public-sector clients

•  Brings an important perspective from her service as a director of other public company boards

Ulice Payne, Jr. Joined the board 2007 Age 66 Committees: Audit; Governance and Sustainability

Career Highlights

•  President and Managing Member of Addison-Clifton, LLC, a provider of global trade compliance advisory services, since 2004

•  Chief Executive Officer of the Milwaukee Brewers Baseball Club from 2002 to 2003

•  Partner with the law firm Foley & Lardner LLP from 1998 to 2002

•  Director of WEC Energy Group, Inc. (formerly Wisconsin Energy Corporation) (since 2003)

•  Director of Foot Locker, Inc. (since 2016)

•  Former Trustee of The Northwestern Mutual Life Insurance Company (2005-2018)

Qualifications

•  Significant managerial, operational, financial and global experience as a result of many senior positions he has held including as President of Addison-Clifton, LLC

•  Deep understanding of global business trends and international business

•  Brings an important perspective from his service as a director of other public company boards

4	2022 Proxy Statement

DIRECTOR NOMINEE BIOGRAPHIES

Jonas Prising Joined the board 2014 Age 57 Committees: None

Career Highlights

•  Chief Executive Officer of ManpowerGroup since 2014

•  Chairman of ManpowerGroup since 2015

•  ManpowerGroup President from 2012 to 2014

•  Executive Vice President, President of ManpowerGroup - The Americas from 2009 to 2012

•  Executive Vice President, President of ManpowerGroup - United States and Canadian Operations from 2006 to 2008

•  Prior thereto, held other positions with increasing responsibility at ManpowerGroup since 1999

•  Director of Kohl’s Corporation (since 2015)

Qualifications

•  Extensive and specific knowledge of ManpowerGroup and its operations, including playing a significant role in shaping the Company’s long-term business strategy

•  Brings a deep understanding of our industry and the competitive environment

•  Provides a global perspective and strong knowledge of the relevant marketplaces in Europe and Asia, as well as the Americas

Paul Read Joined the board 2014 Age 55 Committees: Audit (Chair)

Career Highlights

•  President and Chief Operating Officer of Ingram Micro, Inc., a technology distributor and supply-chain services provider, from 2013 to 2016

•  Chief Financial Officer of Flextronics International, Ltd., an electronics manufacturing services provider, from 2008 to 2013

Qualifications

•  Significant managerial, operational and global experience as a result of many senior positions he has held, including his tenure as President and Chief Operating Officer of Ingram Micro, Inc.

•  Extensive background in finance and accounting matters

•  Extensive information security and technology industry knowledge

5	2022 Proxy Statement

DIRECTOR NOMINEE BIOGRAPHIES

Elizabeth P. Sartain Joined the board 2010 Age 67 Committees: People, Culture and Compensation (Chair)

Career Highlights

•  Independent Human Resource Advisor and Consultant since 2008

•  Executive Vice President and Chief People Officer at Yahoo! Inc. from 2001 to 2008

•  An executive with Southwest Airlines serving in various positions from 1988 to 2001

•  Former Director of Shutterfly Inc. (2016 to 2019)

Qualifications

•  Experience in executive compensation, organizational design and human capital management

•  Significant human resources experience as a result of senior management positions she held at several prominent companies

•  Brings an important perspective gained from her service as a director on other public company boards

Michael J. Van Handel Joined the board 2017 Age 62 Committees: Governance and Sustainability

Career Highlights

•  Senior Executive Vice President of ManpowerGroup from 2016 to February 2017

•  Chief Financial Officer of ManpowerGroup from 1998 to 2016

•  Several other senior finance and accounting positions within ManpowerGroup since 1989

•  Director of BMO Financial Corporation, a subsidiary of BMO Financial Group (since 2006)

•  Director of ICF International (since 2017)

Qualifications

•  Deep knowledge of ManpowerGroup developed over many years of experience at the Company, including nearly two decades as CFO

•  Significant managerial, operational, transactional and financial markets experience relevant to our business

•  Brings an important perspective gained from his service as a director on other public company boards

6	2022 Proxy Statement

DIRECTOR NOMINEE BIOGRAPHIES

Each director attended at least 75% of the board meetings and meetings of committees on which he or she served in 2021. The board of directors held seven meetings during 2021. The board of directors did not take any action by written consent during 2021.

Under the Company’s corporate governance guidelines, an individual cannot be nominated for election to the board of directors after his or her 72nd birthday. Any director who turns 72 during his or her normal term will continue in office until the expiration of that term.

Under ManpowerGroup’s bylaws, nominations, other than those made by the board of directors or the governance and sustainability committee, must be made pursuant to timely notice in proper written form to the Secretary of ManpowerGroup. To be timely, a shareholder’s request to nominate a person for election to the board of directors at an annual meeting of shareholders, together with the written consent of such person to serve as a director, must be received by the Secretary of ManpowerGroup not less than 90 days nor more than 150 days prior to the anniversary of the annual meeting of shareholders held in the prior year. To be in proper written form, the notice must contain certain information concerning the nominee and the shareholder submitting the nomination, including the disclosure of any hedging, derivative or other complex transactions involving the Company’s common stock to which a shareholder proposing a director nomination is a party.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules for annual shareholder meetings held after August 31, 2022, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must generally provide notice no later than 60 days prior to the anniversary of the previous year’s annual meeting date in accordance with Rule 14a-19 under the Securities Exchange Act of 1934.

7	2022 Proxy Statement

Composition and Qualifications of Board Members

In connection with its consideration of possible candidates for board membership, the governance and sustainability committee also has identified areas of experience that members of the board should as a goal collectively possess. The below graphic lists these skills and attributes for each of the 12 nominees, and shows which ones each nominee has identified as being part of his or her own experience.

SKILLS, ATTRIBUTES & EXPERIENCE

Previous Board - Experience serving as a director of another public company

International Business - Experience in diverse geographic, political and regulatory environments

Corporate Governance - Supports our goals of strong Board and management accountability

Active or Former CEO/Chairperson or other C-Suite Officer - Served in a senior leadership role at a large organization

Sales - Experience developing strategies to grow sales and market share

Government Relations - Understanding of government regulations affecting our business

Human Resources - Experience building knowledge, skills and abilities of employees

Marketing and Branding - Experience in a senior management position managing marketing/ branding

Technology - Experience with technology, cybersecurity, information systems/data management or privacy

Accounting or Financial Oversight - Experience to provide valuable insight in overseeing finances

Operations - Experience with our business, strategy and marketplace dynamics

The governance and sustainability committee has adopted, and the board of directors has approved, guidelines for selecting board candidates that the committee considers when evaluating candidates for nomination as directors including candidates recommended by shareholders. The guidelines call for the following with respect to the composition of the board:

•	a variety of experience and backgrounds;

•	possess professional and personal experience and expertise relevant to the Company’s business;

•	individuals who will represent the best interests of the shareholders as a whole rather than special interest constituencies;
•	the independence of at least a majority of the directors; and

•	individuals who represent a diversity of gender, race, ethnicity and age.

8	2022 Proxy Statement

BOARD DIVERSITY AND TENURE

The governance and sustainability committee and the board of directors believe that the qualifications, skills, experience and attributes set forth in this proxy statement for all individuals nominated for election satisfy the guidelines for selecting board candidates set out above and support the conclusion that these individuals are qualified to serve as directors of the Company and collectively possess a variety of skills, professional experience, and diversity of backgrounds allowing them to effectively oversee the Company’s business.

Board Diversity and Tenure

The composition of the nominees for the board also reflects diversity of gender, race, ethnicity and age, an objective that the governance and sustainability committee continually strives to enhance when searching for and considering new directors.

TENURE AND INDEPENDENCE

Years	15	1	11	6	1	11	5	14	8	7	12	4

Independent

DEMOGRAPHICS

Gender Identity	F	M	M	M	M	F	F	M	M	M	F	M

Asian

Black/African American

Hispanic/Latinx

White

Born Outside U.S.

9	2022 Proxy Statement

Director Compensation for 2021

The governance and sustainability committee reviews and makes recommendations to the full board with respect to the compensation of our non-employee directors annually. The full board of directors reviews these recommendations and makes a final determination on the compensation of our directors. From time to time, the governance and sustainability committee will engage with an outside compensation consultant to benchmark the Company’s non-employee director compensation against that of relevant peer companies and the general market. The governance and sustainability committee engaged with Mercer in 2020 to review our non-employee director compensation program.

For 2021, the board of directors approved the compensation arrangement for non-employee directors described below.

2021 NON-EMPLOYEE DIRECTOR COMPENSATION STRUCTURE

Annual Base Retainer (TOTAL)	$290,000

Cash	$115,000

Equity	$175,000

Annual Governance and Sustainability Committee Chair Retainer	$ 20,000

Annual People, Culture and Compensation Committee Chair Retainer	$ 20,000

Annual Audit Committee Chair Retainer	$ 27,500

Annual Retainer for lead director	$ 25,000

Annual Retainer for lead director in the case where he or she also serves as a committee chair	$ 30,000

Annual Cash Retainer

Each year, directors receive an annual cash retainer but can elect to receive deferred stock in lieu of 50%, 75% or 100% of their annual cash retainer. This deferred stock will be granted at the end of the year for which the election was made. The number of shares granted will equal the annual cash retainer divided by the average of the closing prices of ManpowerGroup common stock on the last trading day of each full or partial calendar quarter covered by the election period. For 2021, Mr. Gipson elected to accept deferred stock in lieu of 100% of his annual cash retainer.

Annual Equity Grant

Each year directors also receive an annual grant of deferred stock. The annual grant is effective on January 1 of each year and the number of shares granted will equal the annual equity retainer divided by the closing sale price of a share of ManpowerGroup’s common stock on the last business day of the preceding year. Alternatively, the directors can elect to receive restricted stock instead of deferred stock if they make the election on or before December 31 of the preceding year. For 2021, the total shares of deferred stock or restricted stock granted to each director was 1,941 shares. The shares vest in equal quarterly installments on the last day of each calendar quarter during the year.

A new director will receive a grant of deferred stock effective the date the director is appointed to the board and will be prorated for the year. They can elect to receive restricted stock instead if they make the election within 10 days of appointment to the board of directors.

Distribution of Deferred Stock

Deferred stock will be distributed in ManpowerGroup shares on the earlier of 3 years from the date of grant or within 30 days of the director leaving the board. However, the director can extend the deferral period for these grants by at least five years, and thereafter extend further by at least five more years, as long as the election to extend is made at least twelve months before the end of the current deferral period. If a director extends the deferral period but leaves the board prior to the extended date, the deferred stock will be distributed within 30 days of the director leaving the board.

10	2022 Proxy Statement

DIRECTOR COMPENSATION FOR 2021

Amendment to Compensation Program for 2022

For 2022, the board of directors did not make any changes to the annual cash or equity retainers for non-employee directors. It also did not make any adjustments to the annual committee chair retainers. However, the board of directors did approve an increase to the annual retainer for the lead director to $35,000, or a $40,000 total annual retainer in the case where the lead director also serves as a committee chair.

Director Compensation for 2021

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(2)	TOTAL ($)

Gina R. Boswell	115,000	175,000	290,000

Jean-Philippe Courtois	115,000	180,081	295,081

Cari M. Dominguez(1)	40,440	61,538	101,978

William Downe	140,000	247,091	387,091

John F. Ferraro	115,000	213,004	328,004

William P. Gipson	—	295,081	295,081

Patricia Hemingway Hall	135,000	186,433	321,433

Julie M. Howard	115,000	212,051	327,051

Ulice Payne, Jr.	115,000	194,584	309,584

Paul Read	142,500	194,584	337,084

Elizabeth P. Sartain	135,000	175,000	310,000

Michael J. Van Handel	115,000	191,091	306,091

(1)	Ms. Dominguez retired from the board of directors on May 7, 2021.

(2)

Reflects deferred stock and restricted stock granted under our 2011 Equity Incentive Plan and the Terms and Conditions Regarding the Grant of Awards to Non-Employee Directors under the 2011 Equity Incentive Plan. These amounts reflect the grant date fair value of the awards as computed in accordance with FASB ASC Topic 718. The amount reflected in the table was made up of:

For Ms. Boswell, $175,000 attributable to the annual grant of restricted stock (1,941 shares) in 2021.

For Mr. Courtois, $175,000 attributable to the annual grant of deferred stock (1,941 shares) and $5,081 attributable to deferred stock issued in lieu of dividends (48 shares) in 2021.

For Ms. Dominguez, $61,538 attributable to the annual grant of restricted stock (682 shares) in 2021.

For Mr. Downe, $175,000 attributable to the annual grant of restricted stock (1,941 shares) and $72,091 attributable to deferred stock issued in lieu of dividends (681 shares) in 2021.

For Mr. Ferraro, $175,000 attributable to the annual grant of deferred stock (1,941 shares) and $38,004 attributable to deferred stock issued in lieu of dividends (359 shares) in 2021.

For Mr. Gipson, $175,000 attributable to the annual grant of deferred stock (1,941 shares), $115,000 attributable to deferred stock granted in lieu of 100% of his annual retainer (1,086 shares) and $5,081 attributable to deferred stock issued in lieu of dividends (48 shares) in 2021.

For Ms. Hemingway Hall, $175,000 attributable to the annual grant of deferred stock (1,941 shares) and $11,433 attributable to deferred stock issued in lieu of dividends (108 shares) in 2021.

For Ms. Howard, $175,000 attributable to the annual grant of deferred stock (1,941 shares), and $37,051 attributable to deferred stock issued in lieu of dividends (350 shares) in 2021.

For Mr. Payne, $175,000 attributable to the annual grant of deferred stock (1,941 shares) and $19,584 attributable to deferred stock issued in lieu of dividends (185 shares) in 2021.

For Mr. Read, $175,000 attributable to the annual grant of deferred stock (1,941 shares) and $19,584 attributable to deferred stock issued in lieu of dividends (185 shares) in 2021.

For Ms. Sartain, $175,000 attributable to the annual grant of restricted stock (1,941 shares) in 2021.

For Mr. Van Handel, $175,000 attributable to the annual grant of deferred stock (1,941 shares) and $16,091 attributable to deferred stock issued in lieu of dividends (152 shares) in 2021.

The aggregate number of shares of deferred stock held by each of the non-employee directors can be found in Footnote 1 of the Beneficial Ownership of Directors and Executive Officers table on page 71. All such shares of deferred stock were fully vested as of December 31, 2021. All shares of restricted stock granted to the non-employee directors in 2021 were fully vested as of December 31, 2021.

11	2022 Proxy Statement

Non-Employee Director Stock Ownership Guidelines

The governance and sustainability committee believes that non-employee directors should hold a meaningful stake in ManpowerGroup to align their economic interests with those of the shareholders. To that end, the board of directors has adopted stock ownership guidelines for non-employee directors and reviews them on an annual basis. For all directors appointed prior to November 12, 2021, the total share ownership guideline is equal in value to $450,000. In 2021, the board of directors reviewed the stock ownership guidelines and determined to adjust guidelines to further align with best practice. Under the new stock ownership guidelines, for any non-employee director appointed after November 12, 2021, the share ownership guideline is five times the annual cash retainer in effect when the director joins the board of directors. The committee considers vested deferred stock and common stock in determining targeted ownership levels. The following table details each non-employee director’s stock ownership relative to the stock ownership guidelines:

DIRECTOR	TARGET NUMBER OF SHARES (#)(1)	NUMBER OF SHARES HELD(#)(2)	VALUE OF SHARES ($)(3)	TARGET DATE TO SATISFY GUIDELINES(4)

Gina R. Boswell	6,601	8,932	974,392

Jean-Philippe Courtois	4,990	2,085	227,453	December 14, 2024

William Downe	6,601	53,487	5,834,897

John F. Ferraro	5,894	15,483	1,689,040

William P. Gipson	4,990	3,171	345,924	December 14, 2024

Patricia Hemingway Hall	6,601	14,685	1,601,987

Julie M. Howard	5,064	15,089	1,646,059

Ulice Payne, Jr.	6,601	14,426	1,573,732

Paul Read	6,601	13,318	1,452,861

Elizabeth P. Sartain	6,601	24,171	2,636,814

Michael J. Van Handel	3,568	16,285	1,776,531

(1)

All of the directors joined the board of directors prior to November 12, 2021. Therefore, target shares are based on target value ($450,000) divided by the closing stock price on December 31, 2014 of $68.17 for non-employee directors in office as of January 1, 2015. For non-employee directors appointed between January 1, 2015 and November 12, 2021 target shares are based on target value ($450,000) divided by the closing price of the Company’s common stock on the last business day of the month during which the director was first appointed to the Board of Directors.

(2)	Represents the number of shares held as of the record date, February 25, 2022 as follows:

For Ms. Boswell, 8,932 shares of common stock.

For Mr. Courtois, 2,085 shares of vested deferred stock.

For Mr. Downe, 24,202 shares of common stock and 29,285 shares of vested deferred stock.

For Mr. Ferraro, 15,483 shares of vested deferred stock.

For Mr. Gipson, 3,171 shares of vested deferred stock.

For Ms. Hemingway Hall, 10,027 shares of common stock and 4,658 shares of vested deferred stock.

For Ms. Howard, 4,085 shares of common stock and 11,004 shares of vested deferred stock.

For Mr. Payne, 9,132 shares of common stock and 5,294 shares of vested deferred stock.

For Mr. Read, 8,024 shares of common stock and 5,294 shares of vested deferred stock.

For Ms. Sartain, 24,171 shares of common stock.

For Mr. Van Handel, 12,395 shares of common stock and 3,890 shares of vested deferred stock.

(3)	Based on price per share of ManpowerGroup common stock on February 25, 2022 of $109.09.

(4)

Under the current policy, non-employee directors have four years from the date of his or her appointment to attain targeted ownership levels. Any non-employee directors joining the board after November 12, 2021 will have five years from the date of his or her appointment to attain targeted ownership levels.

We Prohibit Non-Employee Directors from Hedging, Pledging and Short-selling Our Securities

Under ManpowerGroup’s Insider Trading Policy, non-employee directors are prohibited from engaging in short sales or hedging transactions involving ManpowerGroup securities, including forward sale or purchase contracts, equity swaps or exchange funds. Non-employee directors are also prohibited from engaging in puts, calls or other options or derivative instruments involving ManpowerGroup securities. Further, we do not allow non-employee directors to pledge ManpowerGroup securities at any time, which includes having ManpowerGroup stock in a margin account or using ManpowerGroup stock as collateral for a loan.

12	2022 Proxy Statement

Board Leadership Structure

Chairman of the Board – Jonas Prising

Under ManpowerGroup’s bylaws and in accordance with the Company’s corporate governance guidelines, the board of directors can choose whether the roles of chairman and chief executive officer should be combined or separated, based on what it believes is best for the Company and its shareholders at a given point in time. Jonas Prising has been chairman of the board of directors since December 31, 2015. The board of directors has evaluated the Company’s leadership structure and determined that the presence of our independent lead director who, as described below, has meaningful oversight responsibilities, together with a strong leader in the combined role of chairman and chief executive officer, serves the best interests of ManpowerGroup and its shareholders. The board of directors believes that in light of Mr. Prising’s extensive knowledge of ManpowerGroup and its industry, gained through his tenure with the Company, he is well positioned to serve as both chairman and chief executive officer of the Company.

Lead Director – William Downe

The board of directors has selected Mr. Downe, retired CEO of BMO Financial Group, to serve as lead director. Our corporate governance guidelines provide that if the same person holds the chief executive officer and chairman roles or if the chairman is not independent, the board of directors will designate one of the independent directors to serve as the lead director. The lead director helps ensure that there is an appropriate balance between management and the independent directors and that the independent directors are fully informed and able to discuss and debate the issues that they deem important.

Our corporate governance guidelines contemplate that the lead director will be appointed annually and that he or she should be willing to serve for at least three years in such capacity. The board of directors believes having a lead director serving continuous terms provides greater continuity to the role, enhances board leadership and performance and facilitates effective oversight of the performance of senior management. Mr. Downe has served as lead director since May 2017, and at a board meeting in February 2022, the board of directors re-appointed Mr. Downe to serve as lead director for another year.

The lead director’s duties include the following:

•  Preside at executive sessions of the non-employee directors;

•  Preside at all other meetings of directors where the chairman of the board is not present;

•  Serve as liaison between the chairman of the board and the non-employee directors;

•  Approve what information is sent to the board;

•  Approve the meeting agendas for the board;

•  Approve meeting schedules to assure that there is sufficient time for discussion on all agenda items;

•  Provide feedback from executive sessions of the independent directors to the Chairman and CEO and other senior management;

•  Serve in a key role in the board evaluation processes and in evaluation of the CEO;

•  Recommend to the board and the board committees the retention of advisers and consultants who report directly to the board;

•  Have the authority to call meetings of the non-employee directors;

•  If requested by major shareholders, ensure that he or she is available for consultation and direct communication; and

•  Perform such other duties as the board may delegate from time to time.

13	2022 Proxy Statement

Board Oversight

Our board of directors and its committees work closely with management to provide oversight, review, and counsel related to long-term strategy, opportunities and risks. In particular, the board oversees business affairs and integrity, works with management to determine our mission and long-term strategy, oversees enterprise risk management, performs the annual CEO evaluation, oversees CEO succession planning, and oversees internal control over financial reporting and external audit. The board looks to the expertise of its committees to provide strategic oversight in their areas of focus. Examples of oversight areas are provided below.

Strategy

Led by the CEO, the Company’s executive management drives our strategy and operations and works to develop and execute business strategy, foster our desired culture, establish accountability, and control risk. Management also aligns our structure, operations, people, policies, and compliance efforts to our mission and strategy. Overseeing management’s development and execution of the Company’s strategy is one of the board’s primary responsibilities. The board works closely with executive management to respond to a dynamically changing business environment. Executive management and other leaders from across the Company provide business and strategy updates to our board quarterly, and the board participates in an annual strategy meeting with management. At meetings throughout the year, the board also assesses the strategic alignment of the Company’s budget and capital plan and strategic acquisition process.

Risk

The board of directors is responsible for overseeing management in the execution of management’s Company-wide risk management responsibilities. The board of directors fulfills this responsibility both directly and through its standing committees, each of which assists the board in overseeing a part of the Company’s overall risk management.

The committees of the board oversee specific areas of the Company’s risk management as described below:

Audit Committee

The audit committee is responsible for assisting the board of directors with its oversight of the performance of the Company’s risk management functions including:

•	Reviewing and discussing with management the Company’s risk management framework, including policies, practices and procedures regarding risk assessment and management;

•	Receiving, reviewing and discussing with management reports on cybersecurity and data privacy risk;

•	Receiving, reviewing and discussing with management reports on other risk topics as the committee or management deems appropriate from time to time; and

•	Reporting to the board of directors on its activities in this oversight role.

People, Culture and Compensation Committee

The people, culture and compensation committee reviews and discusses with management the Company’s compensation policies and practices, and the assessment of certain risks, including whether any risks arising from the Company’s compensation policies and practices related to its people are reasonably likely to have a material adverse effect on the Company.

Governance and Sustainability Committee

The governance and sustainability committee evaluates the overall effectiveness of the board of directors, including its focus on the most critical issues and risks.

As part of this oversight, the committees engage in reviews and discussions with management (and others if considered appropriate) as necessary to be reasonably assured that the Company’s risk management processes (1) are adequate to identify the material risks that we face in a timely manner, (2) include strategies for the management of risk that are responsive to our risk profile and specific material risk exposure, (3) serve to integrate risk management considerations into business decision-making throughout the Company, and (4) include policies and procedures that are reasonably effective in facilitating the transmission of information with respect to material risks to the senior executives of the Company and each committee.

14	2022 Proxy Statement

BOARD OVERSIGHT

Environmental, Social and Governance (“ESG”) Matters

Corporate responsibility and sustainability are important priorities for the board of directors and the Company. We believe businesses have a responsibility to be a positive contributor to societal change. Our commitment to social responsibility extends to human capital, diversity and inclusion, human rights and fair employment, worker health and safety and climate change. We also see in these commitments additional ways of creating value for our shareholders, that result in benefits to our employees, our customers and society. As part of our enterprise-wide approach to risk management and our strategies for long-term value creation, the board and management monitor long-term risks that may be impacted by environmental, social and governance issues. Additional information about ManpowerGroup’s corporate social responsibility efforts is located in the Proxy Summary under “Social Responsibility” and available on our website at https://manpowergroup.com/sustainability.

Prior to 2021, the full board of directors had primary responsibility for oversight of ESG matters with each of the committees supporting the board by addressing specific ESG matters related to their respective areas of oversight. However, as ESG matters continue to increase in significance, in 2021, the board of directors determined oversight of ESG matters should be consolidated with one of its standing committees and delegated the oversight responsibility to the governance and sustainability committee. The governance and sustainability committee regularly meets with the chief sustainability and communications officer to review the effectiveness of management’s strategies, programs and policy implementation with respect to initiatives and programs related to sustainability, corporate culture, human capital management and climate change. In addition, each of the committees continues to address specific ESG matters related to their respective areas of oversight.

Independent Compensation Consultant

The people, culture and compensation committee has selected Mercer (US) Inc. to advise it on executive compensation matters. Mercer is engaged directly by the committee, and reports to the chair of the committee. Fees are set annually, and are reflected in a one-year statement of work, which sets out the services to be performed by Mercer for the committee during the ensuing year. Mercer’s primary role is to provide objective analysis, advice and information and otherwise to support the committee in the performance of its duties. Mercer’s fees for executive compensation consulting to the committee in 2021 were $398,071.

The committee requests information and recommendations from Mercer as it deems appropriate in order to assist it in structuring and evaluating ManpowerGroup’s executive compensation programs and practices. The committee’s decisions about executive compensation, including the specific amounts paid to executive officers, are its own and may reflect factors and considerations other than the information and recommendations provided by Mercer.

Mercer’s engagement included the following services for the committee in 2021:

•	Review and recommend the companies used in our peer group;

•	Review guiding principles for executive compensation and recommend areas for modernization;

•

Evaluate the competitiveness of our total executive compensation and benefits program for the senior executives, including base salary, annual incentive, total cash compensation, long-term incentive awards, total direct compensation, perquisites, retirement benefits and total remuneration against the market;

•

Assess how well the compensation and benefits programs are aligned with the committee’s stated philosophy to align pay with performance, including analyzing our performance against comparator companies;

•	Provide advice and assistance to the committee on the levels of total compensation and the principal elements of compensation for our senior executives;

•	Advise the committee on salary, target incentive opportunities and equity grants as well as on the design and features of our short-term and long-term incentive programs for our senior executives;

•	Brief the committee on trends in executive compensation and benefits among large public companies and on regulatory, legislative and other developments; and

•	Assist in reviewing the Compensation Discussion and Analysis and other executive compensation disclosures to be included in this proxy statement.

15	2022 Proxy Statement

INDEPENDENT COMPENSATION CONSULTANT

The committee has reviewed whether the work provided by Mercer raises any conflict of interest. Factors considered by the committee include:

•	Other services provided to the Company by the consultant;

•	What percentage of the consultant’s total revenue is made up of fees from the Company;

•	Policies or procedures of the consultant that are designed to prevent a conflict of interest;

•	Any business or personal relationships between individual consultants involved in the engagement and committee members;

•	Any shares of the Company’s stock owned by individual consultants involved in the engagement; and

•	Any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement.

Based on its review, the committee does not believe that Mercer has a conflict of interest with respect to the work performed by the Company or the committee in 2021. The committee has also evaluated the independence of Mercer pursuant to the rules of the Securities and Exchange Commission and the New York Stock Exchange and no relationships were identified that would impact Mercer’s independence.

Ultimately, the consultant provides recommendations and advice to the committee in an executive session where management is not present, which is when critical pay decisions are made. This approach protects the committee’s ability to receive objective advice from the consultant so that the committee may make independent decisions about executive pay.

Besides Mercer’s involvement with the committee, it and its affiliates also provide other non-executive compensation services to us. These services are approved by management who oversee the specific areas of business for which the services are provided.

The total amount paid for these other services provided in 2021 was $331,693. These services included actuarial and pension reporting services and insurance services. The majority of these services are provided not by Mercer itself, but by other companies owned by Marsh & McLennan, the parent company of Mercer, which therefore are considered affiliates even though they operate independently of Mercer.

The committee concluded that the services provided by the Marsh & McLennan affiliates (other than Mercer), did not raise any conflicts of interest.

The committee believes the advice it receives from the individual executive compensation consultants is objective and not influenced by Mercer’s or its affiliates’ other relationships with us because of the procedures Mercer and the committee have in place, including the following:

•	The consultants receive no incentive or other compensation based on the fees charged to us for other services provided by Mercer or any of its affiliates;

•	The consultants are not responsible for selling other Mercer or affiliate services to us;

•

Mercer’s professional standards prohibit an individual consultant from considering any other relationships Mercer or any of its affiliates may have with us in rendering his or her advice and recommendations; and

•	The committee evaluates the quality and objectivity of the services provided by the consultants each year and determines whether to continue to retain the consultants.

16	2022 Proxy Statement

Board Independence and Related Party Transactions

The board of directors has adopted categorical standards for relationships deemed not to impair independence of non-employee directors to assist it in making determinations of independence. The categorical standards are included in our Corporate Governance Guidelines and are available on ManpowerGroup’s website at https://investor.manpowergroup.com/governance. As required under the Corporate Governance Guidelines, our board of directors reviews and determines the independence of all directors on an annual basis.

In making its independence determinations, the governance and sustainability committee evaluates the various commercial and employment transactions and relationships known to the committee that exist between ManpowerGroup and the entities with which certain of our directors or members of their immediate families are, or have been, affiliated. The governance and sustainability committee also reviews any other relevant facts and circumstances regarding the nature of these relationships to determine whether other factors, regardless of the categorical standards, might compromise a director’s independence.

The board of directors has determined that eleven of the current directors of ManpowerGroup are independent under the listing standards of the New York Stock Exchange after taking into account the categorical standards. Certain of our directors serve as directors, and are officers or former officers, of companies that have engaged ManpowerGroup to provide services, all of which such relationships fall within the categorial standards. Mr. Prising does not qualify as independent under the listing rules of the New York Stock Exchange because he is currently an executive officer.

The governance and sustainability committee will evaluate eligible shareholder-nominated candidates for election to the board of directors in accordance with the procedures described in ManpowerGroup’s bylaws and in accordance with the guidelines and considerations relating to the selection of candidates for membership on the board of directors described under the heading “Composition and Qualifications of Board Members.”

ManpowerGroup does not have a policy regarding board members’ attendance at the annual meeting of shareholders. All of the directors attended the 2021 annual meeting of shareholders.

Communicating With Our Board

Any interested parties, including shareholders, may submit their communication to our Secretary, who will determine when communications and concerns will be forwarded to the Board, our independent directors as a group or our independent Lead Director. Communications received in writing are forwarded to the Board, committee, or to any individual director or directors to whom the communication is directed, unless the communication does not reasonably relate to the Company or its business, or is similarly inappropriate.

Such communications must be submitted to Richard Buchband, Secretary, ManpowerGroup Inc., 100 Manpower Place, Milwaukee, Wisconsin 53212.

Concerns about possible violations of our Code of Business Conduct and Ethics (the “Code”) should be reported as outlined in the Code, which is available on our website at https://investor.manpowergroup.com/governance.

17	2022 Proxy Statement

Meetings and Committees of the Board

The board of directors has standing audit, people, culture and compensation, and governance and sustainability committees. The board of directors has adopted written charters for these committees, which are available on ManpowerGroup’s web site at http://investor.manpowergroup.com/governance.

AUDIT COMMITTEE	NUMBER OF MEETINGS IN 2021: 5

Paul Read Chair

The board of directors has determined that each member of the audit committee meets the financial literacy and independence requirements of the SEC and New York Stock Exchange, as applicable, and that Ms. Boswell, Mr. Ferraro and Mr. Read are each an “audit committee financial expert” as defined under the applicable rules of the SEC. Under the Company’s corporate governance guidelines, no member of the audit committee may serve on the audit committee of more than three public companies, including ManpowerGroup. No member of the audit committee currently serves on the audit committee of more than three public companies, including ManpowerGroup.

The functions of this committee are to:

•  appoint the independent auditors for the annual audit and approve the fee arrangements with the independent auditors;

•  monitor the independence, qualifications and performance of the independent auditors;

•  review the planned scope of the annual audit;

•  review the financial statements to be included in our quarterly reports on Form 10-Q and our annual report on Form 10-K, and our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of those reports;

•  review compliance with and reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•  review our financial reporting processes and internal controls and any significant audit adjustments proposed by the independent auditors;

•  make a recommendation to the board of directors regarding inclusion of the audited financial statements in our annual report on Form 10-K;

•  review recommendations, if any, by the independent auditors resulting from the audit to ensure that appropriate actions are taken by management;

•  review and discuss with the independent auditors any critical audit matter (“CAM”) addressed in the audit and disclosures that relate to each CAM;

•  review matters of disagreement, if any, between management and the independent auditors;

•  periodically review our Policy Regarding the Retention of Former Employees of Independent Auditors;

•  oversee compliance with our Independent Auditor Services Policy;

•  meet privately on a periodic basis with the independent auditors, internal audit staff and management to review the adequacy of our internal controls and other finance related matters;

•  meet privately with management to review the competence, performance and independence of the independent auditors;

•  monitor our internal audit department, including our internal audit plan;

•  review guidelines and policies regarding compliance by our employees with our code of business conduct and ethics, including the anti-corruption policy;

•  review procedures for receipt, retention and treatment of, and the confidential and anonymous submission of concerns regarding questionable accounting or auditing matters;

•  assist the board of directors with its oversight of the performance of the Company’s risk management function, including meeting periodically with the chief technology officer regarding the Company’s information technology and receiving periodic updates on the Company’s cybersecurity program;

•  review current tax matters affecting us;

•  periodically discuss with management our risk management framework;

•  periodically discuss with the Company’s general counsel and chief compliance officer any significant legal, compliance or regulatory matters that may have a material impact on the Company’s business, financial statements or compliance policies;

•  monitor any litigation involving ManpowerGroup that may have a material financial impact on ManpowerGroup or that relates to matters entrusted to the audit committee; and

•  approve the retention, compensation and termination of outside legal, accounting and other such advisors to the committee.

Members: Gina R. Boswell Jean-Philippe Courtois John F. Ferraro Patricia Hemingway Hall Ulice Payne, Jr.

In addition, the charter of the audit committee provides that the audit committee shall review and approve all related party transactions that are material to ManpowerGroup’s financial statements or that otherwise require disclosure to ManpowerGroup’s shareholders, provided that the audit committee shall not be responsible for reviewing and approving related party transactions that are reviewed and approved by the board of directors or another committee of the board of directors. The audit committee did not take action by written consent during 2021.

18	2022 Proxy Statement

MEETINGS AND COMMITTEES OF THE BOARD

PEOPLE, CULTURE AND COMPENSATION COMMITTEE	NUMBER OF MEETINGS IN 2021: 7

Elizabeth P. Sartain Chair

Each member of the people, culture and compensation committee is “independent” within the meaning of the applicable listing standards of the New York Stock Exchange.

In 2021, the executive compensation and human resources committee changed its name to the people, culture and compensation committee in light of its evolving areas of focus and responsibilities. The functions of this committee are to:

•  review and approve the Company’s general compensation philosophies and principles;

•  establish the compensation of the chief executive officer of ManpowerGroup, subject to ratification by the independent members of the board of directors;

•  approve the compensation, based on the recommendations of the chief executive officer of ManpowerGroup, of any president and the chief financial officer, and certain other senior executives of ManpowerGroup;

•  establish officer stock ownership guidelines and monitor compliance with such guidelines;

•  determine the terms of any agreements concerning employment, compensation or employment termination, as well as monitor the application of ManpowerGroup’s retirement and other fringe benefit plans, with respect to the individuals listed above;

•  monitor the professional development of ManpowerGroup’s key executive officers;

•  review succession plans for the chief executive officer of ManpowerGroup, of any president and the chief financial officer and certain other senior executives of ManpowerGroup;

•  administer ManpowerGroup’s equity incentive plans and employee stock purchase plans and oversee ManpowerGroup’s employee retirement and welfare plans;

•  administer ManpowerGroup’s annual incentive plan;

•  oversee the administration of the Company’s clawback policy;

•  review and recommend the “Compensation Discussion and Analysis” to be included in our annual proxy statement;

•  discuss with management reports regarding the development, implementation and effectiveness of the Company’s policies and strategies relating to its human capital management function;

•  approve the retention, compensation and termination of outside compensation consultants, independent legal advisors or other advisors and have oversight of their work;

•  consider the independence of any outside compensation consultant, independent legal advisor or other advisor to the committee;

•  monitor the Company’s policies, objectives and programs related to diversity and inclusion and review the Company’s performance in light of appropriate measures; and

•  review the results of any advisory shareholder votes on executive compensation and consider whether to recommend adjustments to the Company’s executive compensation policies and practices as a result of such votes.

Members: William Downe William P. Gipson Julie M. Howard

In accordance with the terms of its charter, the people, culture and compensation committee may from time to time delegate authority and assign responsibility with respect to such of its functions to officers of the Company, or to a subcommittee of the committee. The people, culture and compensation committee did not take any action by written consent during 2021.

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MEETINGS AND COMMITTEES OF THE BOARD

GOVERNANCE AND SUSTAINABILITY COMMITTEE	NUMBER OF MEETINGS IN 2021: 4

Patricia Hemingway Hall Chair

Each member of the governance and sustainability committee is “independent” within the meaning of the applicable listing standards of the New York Stock Exchange.

In 2021, we updated our nominating and governance committee to address the board’s oversight responsibilities related to the management and performance of ESG issues. In addition to changing the committee name to the governance and sustainability committee, corresponding updates to the committee charter were also made.

The functions of this committee are to:

•  recommend nominees to stand for election at annual meetings of shareholders, to fill vacancies on the board of directors and to serve on committees of the board of directors;

•  establish procedures and assist in identifying candidates for board membership;

•  review the qualifications of candidates for board membership, including any candidates nominated by shareholders in accordance with our bylaws;

•  periodically review the compensation arrangements in effect for the non-management members of the board of directors and recommend any changes deemed appropriate;

•  oversee the annual self-evaluation of the performance of the board of directors and each of its committees and oversee, or ensure another committee oversees, the annual evaluation of the performance of management;

•  establish and review, for recommendation to the board of directors, guidelines and policies on the size and composition of the board, the structure, composition and functions of the board committees, and other significant corporate governance principles and procedures;

•  review the Board’s leadership structure and recommend any changes deemed appropriate;

•  oversee the content and format of our code of business conduct and ethics and recommend any changes as deemed appropriate;

•  monitor compliance by the non-management directors with our code of business conduct and ethics;

•  review and approve the establishment of any stock ownership guidelines for the non-management directors of the Company and monitor compliance with such guidelines;

•  review and make recommendations to the board on proposals related to corporate governance, public policy or sustainability submitted by shareholders;

•  oversee and make recommendations to the board regarding ESG matters relevant to the Company’s business, including Company policies, opportunities, reporting and activities;

•  develop and periodically review succession plans for the directors;

•  periodically review the corporate governance guidelines and recommend any changes as deemed appropriate;

•  review and recommend categorical standards for determining non-management director independence consistent with the rules of the New York Stock Exchange and other requirements;

•  consider and recommend to the Board the action to be taken with respect to any resignation tendered by a director with respect to a change in professional responsibilities or personal circumstances; and

•  approve the retention, compensation and termination of any outside independent advisors to the committee.

Members: Gina R. Boswell Julie M. Howard Ulice Payne, Jr. Michael J. Van Handel(1)

(1)	Mr. Van Handel’s appointment to the governance and sustainability committee became effective March 1, 2022.

The governance and sustainability committee has from time to time engaged director search firms to assist it in identifying and evaluating potential board candidates. The governance and sustainability committee did not take any action by written consent during 2021.

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Board Effectiveness and Evaluation

Our board of directors is committed to performing effectively for the benefit of the Company and its shareholders at both the board and committee level. Each year, the governance and sustainability committee oversees the board and committee evaluation process and determines the format and framework for the process.

Annual Evaluation Process with an Independent Consultant

Since 2018, the governance and sustainability committee has engaged a third-party consultant, experienced in corporate governance matters, to assist with the board and committee evaluation process. The purpose of the annual evaluation process is to ensure that the board continues to operate at a high level, with an opportunity for self-reflection and improvement.

Each year, directors are interviewed by the independent third party, and give specific feedback addressing various topics of focus that are determined in advance. Among other items, topics have included board effectiveness, corporate strategy, individual contributions, committee functioning, as well as suggestions to enhance the efficiency and productivity of the board in general. Since 2020, individual director effectiveness has also been included. Directors respond to questions designed to elicit this information, and the independent third party synthesizes the results and comments received during such interviews. These findings are then presented by the independent third party and the chair of the governance and sustainability committee to the full governance and sustainability committee and to the board, followed by a review and discussion by the full board. The chair of the governance and sustainability committee also provides any committee findings to each committee chair, which are used to facilitate discussion during of the committee assessments that also occur annually. The board believes this facilitated process provides additional insight and perspective that it can utilize to further enhance effectiveness, including in areas such as board and committee composition, information flow between management and the board, development of materials for board discussion, focus on corporate strategy and director recruitment.

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Compensation Discussion and Analysis

22	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

23	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS — EXECUTIVE SUMMARY

Background

This compensation discussion and analysis (“CD&A”) describes ManpowerGroup’s executive compensation program for our executive officers for whom disclosure is required under the rules of the Securities and Exchange Commission (“SEC”). We refer to this group of executives as our named executive officers (“NEOs”).

NAME	TITLE

Jonas Prising	Chairman and Chief Executive Officer

John T. McGinnis	Executive Vice President and Chief Financial Officer

Michelle S. Nettles	Chief People and Culture Officer

Richard Buchband	Senior Vice President, General Counsel and Secretary

Executive Summary

2021 Results Reflected Business Recovery and Strategic Progress

Our executive compensation programs are designed to reward performance, and our results were positive when measured against the performance targets established by the People, Culture and Compensation Committee (formerly the Executive Compensation and Human Resources Committee, and referred to here as the “Committee”). During 2021, we significantly increased revenues and profitability when compared to the prior year, exceeding the key financial targets set by the Committee. We also accomplished significant strategic objectives, including the enhancement of our Experis business through the acquisition of ettain group during the fourth quarter. We continued to make important investments in our technology infrastructure and progressed our Digitization, Diversification and Innovation initiative, in order to position the Company for long-term profitable growth. Finally, we re-affirmed our focus on our people and our corporate culture, and advanced our long-term commitment to ESG goals as demonstrated in our Working to Change the World Plan.

While the impact of COVID-19 continued to present challenges and uncertainty, our executive team was able to execute effectively in a fluid environment. We reported nearly $21 billion in revenue, with significant improvement in Earnings Per share (“EPS”) and Return on Invested Capital (“ROIC”). We reported significantly improved results in most of our major markets, and continued our progression toward pre-pandemic performance levels. Once again, we enjoyed strong cash flow, which enabled us to increase our dividend, and to continue our return of cash to shareholders. Leadership also progressed our objective of rebalancing our operations toward more profitable businesses, including the acquisition of ettain group, and the disposition of smaller country operations with less favorable returns.

2021 Key Committee Actions

During this time, the Committee adhered to its guiding principles, including its commitment to being market competitive in executive compensation and aligning pay with performance. The Committee took a number of important actions during 2021 to enhance the executive compensation program, including:

•	Set financial goals for 2021 short-term compensation that reflected the changed economic environment, and that increased the weighting of individual executive key performance indicators (“KPIs”).

•	Modernized its compensation philosophy to better reflect the Company’s values.

•	Made no adjustments to short-term or long-term financial metrics that had been set in early 2020, before the onset of the pandemic.

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COMPENSATION DISCUSSION AND ANALYSIS — EXECUTIVE SUMMARY

•

Given the difficulty setting long-term performance targets in light of pandemic-era uncertainty, shortened the financial performance period to one year for the 2021 annual grant of Performance Share Units (“PSUs”) (but preserved the three-year vesting period and KPI modifier period). Returned to a three-year performance period for the 2022 annual grant.

•	For PSU awards starting in 2021, reduced the threshold payout level from 50% to 0%.

•

Additionally, the Committee made several changes that will impact executive compensation in 2022 and beyond, including the development of a new compensation peer group and the elimination of stock options as an element of executive pay.

As previously reported, the onset of the pandemic in early 2020 disrupted the Committee’s normal target-setting process, making the performance targets set in February 2020 for the 2020-2022 PSU cycle obsolete shortly after their adoption. The Committee elected not to modify or adjust the awards that had been granted in 2020, even though the ultimate financial targets appeared unachievable throughout 2020 based on the COVID-impaired performance of the Company. Instead, the Committee took action in February 2021 and, recognizing the importance of proper incentivization for the executive team for the remainder of the 2020-2022 PSU cycle, made a one-time special PSU grant in February 2021 with a two-year performance and vesting period. This grant reflected more achievable operating profit margin targets for 2021 and 2022, the remaining two years of the 2020 grant cycle, and was sized at approximately two-thirds of the 2020 PSU grant value. It is referred to in this CD&A as the 2021 Special Grant.

Annual Incentive Payouts for 2021 Consistent with prior years, the Committee set key financial performance metrics in mid-February 2021, as summarized below.
• EPS – Designed to focus our executives on producing financial results that align with shareholder interest. We consider this metric a critical measure of executive performance.

•  ROIC – Even though we operate in the services industry, our business is capital intensive. We must pay our associates and consultants before we typically bill and collect from our clients. ROIC measures how efficiently we are converting our services into cash.

• Revenue – We believe Revenue is a key metric as it keeps executives focused on top-line growth, in addition to profitability.

Additionally, the Committee set KPIs for executives based on individual operating objectives.

The financial metrics were achieved at the outstanding levels for EPS, ROIC and Revenue, and these, combined with individual KPIs, were used to determine the individual payouts for the NEOs.

Long-Term Incentive Payouts for 2021

The pandemic has had a significant adverse impact on our profit margins. This resulted in a sizeable decline in Operating Profit Margin Percent (“OPMP”) in 2020 and 2021, significantly below the level of the preceding years.

•  PSUs represent the largest component of performance pay for our NEOs. There, our key performance metric is OPMP, which measures how efficiently our executive officers have deployed our operating resources to generate a profit. We believe using this metric drives a long-term focus on achieving sustainable profits, and it is the cornerstone of our long-term incentive plan.

This level of OPMP performance in 2020 and 2021, when measured against the OPMP benchmarks set by the Committee in February 2019, resulted in a payout percentage for the PSU awards for the 2019-2021 performance cycle that was only slightly above the threshold level.

The significant reduction in OPMP will also continue to have an adverse impact on outstanding PSU awards granted before the pandemic.

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COMPENSATION DISCUSSION AND ANALYSIS — EXECUTIVE SUMMARY

Annual Incentive Plan Metrics

(2021)

Performance under the financial targets in the Annual Incentive Plan was at the outstanding level. For 2021, the Committee increased individual KPIs to a 30% weighting from 20%. The resulting AIP payout ranged from 174% to 178% of target for the NEOs.

PSU Performance Metric — Operating Profit Margin Percent

(2019 - 2021 performance cycle)

The average OPMP for the 2019-2021 performance cycle was 2.85%. The 2019 grant cycle was the first time the Committee was eligible to increase or decrease this result based on strategic performance indicators. It elected not to apply a multiplier resulting in a payout percentage of 63% of target.

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COMPENSATION DISCUSSION AND ANALYSIS — EXECUTIVE SUMMARY

Calculation of Financial Metrics

One of our principles is that NEO compensation should reward for the underlying performance of our business. As is our practice, the Committee, in adopting financial targets at the beginning of the 2021 performance year, determined that certain items should be excluded from our performance metrics:

•	Constant Currency. We eliminate the impact of changes in exchange rates for EPS, ROIC and Revenue. This allows us to better capture year-over-year changes in underlying performance.

•	Share Repurchases. We remove the benefit of share repurchases from our EPS calculation except to the extent necessary to offset dilution resulting from shares issued under our equity plans.

•

Restructuring Costs. We exclude restructuring costs from our EPS, ROIC and OPMP calculations, net of the savings related to these costs. This allows us to better reflect the Company’s performance for the year.

•	Goodwill Impairment. We exclude goodwill impairment charges from our EPS, ROIC and OPMP calculations. This, too, better reflects the Company’s performance for the year.

•

Other Non-Recurring Items. We exclude from EPS and OPMP certain items and any non-recurring accrual adjustments greater than $10 million. As explained above, excluding these items better reflects the Company’s performance during the year.

The following table shows the impact of each of these items on our performance metrics for 2021:

	AS REPORTED	IMPACT OF CONSTANT CURRENCY	IMPACT OF SHARE REPURCHASES	RESTRUCTURING COSTS	GOODWILL IMPAIRMENT	OTHER NON- RECURRING ITEMS(1)	AS CALCULATED UNDER COMPENSATION PLANS

EPS	$6.91	$(0.17)	$(0.13)	$0.20	n/a	$0.07	$6.88

ROIC	14.2%	(0.3)%	n/a	0.3%	n/a	0.2%	14.4%

Revenue (in billions)	$20.7	$(0.5)	n/a	n/a	n/a	$0.0	$20.2

OPMP	2.82%	n/a	n/a	0.07%	n/a	0.08%	2.97%

(1)

The EPS, ROIC, Revenue and OPMP metrics exclude the acquisition of ettain group in the fourth quarter of 2021, along with related transaction and integration costs associated with the acquisition. The total impact of this acquisition resulted in a net increase to EPS of $0.09, ROIC of 0.2%, OPMP of 0.03% and a decrease in Revenue of $0.2B. Other non-recurring adjustments also includes an increase to EPS of $0.14, ROIC of 0.3%, OPMP of 0.06% and Revenue of $0.01B related to lost business due to the legislative changes in Mexico, a decrease in EPS of $0.16 and ROIC of 0.03% due to settlement of a pension plan in Germany and an increase in Revenue of $0.1B in constant currency related to the exit of a low margin arrangement in Australia.

CEO Compensation was Driven by Company Performance

We remain committed to performance-based compensation. Approximately 75% of Mr. Prising’s 2021 target compensation (excluding the 2021 Special Grant) was tied to Company performance and 91% of his total pay was variable. Including the 2021 Special Grant, these percentages were 81% and 93%, respectively. The discussion below highlights each component of Mr. Prising’s compensation in 2021.

Base Salary: The Committee determined to keep Mr. Prising’s base salary for 2021 at $1,250,000. Mr. Prising’s base salary has been unchanged since 2017, with the exception of the temporary reduction in 2020 due to COVID.

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COMPENSATION DISCUSSION AND ANALYSIS — EXECUTIVE SUMMARY

Annual Cash Incentive: Payout was Approximately 174% of Target. All of the financial metrics set by the Committee for the 2021 annual incentive were at the outstanding level, as shown below. In light of this, and the Committee’s assessment of Mr. Prising’s achievement of individual operating objectives as CEO, his annual cash incentive payout was 173.8% of target.

	2021 ACTUAL PAYOUT $	% COMPARED TO TARGET

EPS Goal	1,000,000	200.0%

ROIC Goal	1,000,000	200.0%

Revenue Goal	800,000	200.0%

Operating Objectives	675,000	112.5%

Total	3,475,000	173.8%

Long-Term Equity Awards. In 2021, Mr. Prising received three types of long-term equity grants as part of his regular compensation:

•

Approximately 43% comprised a “regular” annual grant of PSUs that will vest over three years. The Committee set a one-year performance period of 2021 for these grants, given the unique pandemic-related challenges in setting three years of meaningful OPMP goals at the time this grant was made in February 2021. However, application of the KPI modifier and vesting will be on a three-year timeframe.

•

Approximately 29% comprised the one-time 2021 Special Grant of PSUs that will vest over two years. As noted above, the 2021 Special Grant was made in recognition that the Committee’s annual grants made in February 2020 featured three-year OPMP targets that were obsolete weeks after their adoption following the onset of the pandemic. The 2021 Special Grant is based on average OPMP for 2021 and 2022.

•	Approximately 14% were stock options that vest over a four-year period.

•	Approximately 14% were restricted stock units (“RSUs”) that cliff vest in full after three years.

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COMPENSATION DISCUSSION AND ANALYSIS — EXECUTIVE SUMMARY

Key Compensation and Governance Policies

The Committee continually reviews the Company’s executive compensation program to maintain compensation practices that are in the best interests of our shareholders. Some of our key policies are summarized below:

What We Do

We tie executive pay to performance.

We set challenging performance objectives that align with company performance.

We appropriately balance short-term and long-term incentives.

We have caps on the potential payouts under the PSU grants and our annual incentive program.

We use double triggers in our severance agreements and our equity awards.

We maintain significant stock ownership guidelines for our NEOs.

We have a clawback policy for our cash incentive and equity awards.

The Committee engages an independent compensation consultant.

We use appropriate peer groups when establishing compensation which the Committee devotes considerable effort in re-evaluating on an annual basis.

We regularly reach out to leading shareholders and their advisory firms to discuss our governance and executive compensation.

What We Don’t Do

We do not use Total Shareholder Return (“TSR”) as a performance metric for our NEOs. In our experience, TSR captures fluctuations in stock price, rather than measuring the performance of our executive team in operating our business. Our stock price can be sensitive to perceived changes in the global business climate, with fluctuations in stock price that are often de-coupled from the fundamentals of our business.

We do not provide tax gross up payments for any amounts considered excess parachute payments.

We do not pay dividends or dividend equivalents prior to vesting.

We do not encourage undue risk taking in our compensation plans. By using varied financial metrics and setting caps on potential payouts the company mitigates undue risk taking.

We do not permit the repricing of stock options without prior shareholder approval, except in connection with a transaction.

We do not allow hedging or pledging of ManpowerGroup stock.

We do not provide excessive perquisites to our NEOs or provide tax gross up payments.

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COMPENSATION DISCUSSION AND ANALYSIS

ManpowerGroup Compensation Principles

The Company’s executive compensation framework is guided by a series of core philosophies and principles, as determined by the Committee.

EXECUTIVE COMPENSATION FRAMEWORK CORE PHILOSOPHIES AND PRINCIPLES:

1. Aligned to Stakeholders

•  Compensation programs align executives’ interests with those of our stakeholders and appropriately balance risk and rewards

•  Stakeholder value is created by:

–  Sound fiscal management and shareholder value creation

–  Attracting and retaining the best talent needed to scale

–  Cultivating and enhancing the Company’s brand, purpose, and vision

–  Excellent client, employee, candidate, and associate experiences

2. Performance-Focused

•  The majority of pay for executives is at-risk and performance-based

•  Compensation is designed to motivate the executives to achieve the Company’s annual and long-term strategic goals

•  Recognize the cyclical nature of our business, with clearly defined KPIs to drive focus

3. Market-Competitive

•  Compensation opportunities are anchored to the competitive market

•  Ensure rewards are fair and equitable for each role

•  Compensation is differentiated to consider individual value and contribution

4. Transparent and Relevant • Compensation programs are clearly communicated and easy to understand • Programs include metrics that are core to the business and have line of sight for executives
5. Aligned to Our Values • Ensure rewards are fair and equitable among internal peers • Compensation design and administration should align to our values of People, Innovation, and Knowledge

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COMPENSATION DISCUSSION AND ANALYSIS

Say on Pay Vote

ManpowerGroup held a non-binding shareholder advisory vote at its 2021 annual meeting of shareholders to approve the compensation of ManpowerGroup’s NEOs, also known as “Say on Pay.” This shareholder resolution was approved by approximately 97% of the votes cast. This was the eighth consecutive year we received a Say on Pay result above 90%, which we believe demonstrates our shareholders’ satisfaction with the alignment of our NEOs’ compensation with the Company’s performance.

Shareholder Engagement

We believe that shareholder engagement is an important part of our governance practices. We have a longstanding shareholder outreach program, to provide our investors an opportunity to share their perspectives on our compensation philosophies and our governance structure, and to answer their questions. These efforts are conducted by members of executive management, and over time have included:

•	Contacting our top shareholders, representing more than 50% of our shares.

•	Conversations with shareholders representing more than 30% of our shares.

•	Presenting shareholder feedback to the Committee as well as the governance and sustainability committee.

The Committee evaluates this feedback from our shareholders, as well as our say on pay voting results (97% in 2021), among other factors in developing our executive compensation programs. Similarly, our governance and sustainability committee reviews the feedback concerning our governance practices in developing our governance policies, including our approach to board refreshment.

Additionally, our executive management team, primarily through our Chairman and CEO and Executive Vice President and CFO, regularly engage in dialogue with our shareholders through our quarterly earnings calls, investor meetings and conferences, and other channels for communication.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Elements

The following are the main elements used by ManpowerGroup in its compensation program in 2021 along with key decisions by the Committee related to those elements:

COMPENSATION ELEMENT	KEY CHARACTERISTICS	OBJECTIVE AND DETERMINATION	2021 DECISIONS

Base Salary	Fixed compensation for performing the core areas of responsibility.

Provide amounts that are competitive in the markets in which we operate. Amounts are reviewed annually and adjusted when appropriate.

Factors used to determine base salaries:

•  NEO’s experience, skill, and performance.

•  The breadth of the NEO’s responsibilities.

•  Pay relative to market.

All of the NEOs except Mr. Prising received an increase in base salary in 2021.

Annual Incentive Award	Variable compensation payable in cash under the Annual Incentive Plan (“Incentive Plan”) based on performance against annually established goals and assessment of individual performance.

Motivate and reward NEOs for achievement of key strategic, operational and financial measures over the year.

Measures used to determine annual incentive for NEOs in 2021:

•  The performance metrics used to determine annual incentive were EPS, ROIC and Revenue for all NEOs.

•  The maximum individual limit in any year under the Incentive Plan is $5 million.

The EPS, ROIC and Revenue levels achieved were at the outstanding level.

•  Each of the NEOs received a percentage of their incentive for achieving a specified level of their individual operating objectives.

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COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION ELEMENT	KEY CHARACTERISTICS	OBJECTIVE AND DETERMINATION	2021 DECISIONS

PSUs	Variable compensation payable in shares of stock. The PSUs vest based on achievement of a pre-established performance metric over a period of time. If goals are not met, shares are not received.

Motivate and reward NEOs for performance against long-term financial objectives to align the interests of the NEOs with long-term shareholder value. Target amount awarded is determined based on job scope, market practice and individual performance.

Measures used to determine PSUs earned:

•  A threshold level of average OPMP must be achieved during the performance period to receive any PSU vesting.

•  For the “regular” PSU grants in 2021, the performance period is 2021-2023, which includes a one-year OPMP goal (2021), with two years of additional time-vesting and a 3-year KPI modifier assessment (see below).

•  For the 2021 Special Grant the performance period is 2021-2022 with a 2-year OPMP goal.

•  Payout levels for threshold, target and outstanding results are determined, and the actual payout percentage is calculated by interpolation.

•  However, if average operating profit under both the “regular” and 2021 Special Grant does not meet a certain pre-determined dollar “gate” over the performance period, NEOs will not receive more than 100% of the target level payout.

•  All of the PSUs granted in 2021 include a KPI modifier to the PSU payout that can increase or decrease the final payout by up to 30%. At the end of the performance period, the Committee will assess the achievement of pre-established strategic growth objectives and increase or decrease the final payout percentage by up to 30%. The KPI modifier cannot be used to adjust the total payout below threshold or exceed outstanding levels.

In 2021, PSUs represented approximately 60% of the total long-term equity incentive grants awarded to the NEOs as part of their annual target compensation grant.

•  In addition, each of the NEOs received a one-time special grant of PSUs in response to the pandemic’s disruption of the 2020 PSU goals set by the Committee for the annual grant in February 2020.

For PSU grants starting in 2021, the Committee reduced the threshold payout level from 50% to 0%

Under the 2019 PSU grant, the NEOs earned 63% of target performance share units based on the three-year performance period ended December 31, 2021.

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COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION ELEMENT	KEY CHARACTERISTICS	OBJECTIVE AND DETERMINATION	2021 DECISIONS

RSUs	Variable compensation payable in shares of stock. 100% of the RSUs vest on the third anniversary date.

RSUs cliff vest in full after three years and are paid in stock.

•  Through stock price and dividend equivalents, RSUs directly align NEOs with the shareholders and add balance to the compensation program as they provide both upside potential and downside risk and add an additional retention incentive. Amount awarded is determined based on job scope, market practice and individual performance.

Approximately 14% of all of the NEOs’ long-term equity incentive grants awarded in 2021 were in the form of RSUs.

Stock Options	Nonqualified stock options that expire in ten years and become exercisable ratably over four years.	Align the interests of the NEOs with long-term shareholder value as well as retain executive talent. Amount awarded is determined based on job scope, market practice and individual performance.

Approximately 14% of all of the NEOs’ long-term equity incentive grants awarded in 2021 were in the form of stock options.

Beginning in 2022, the Committee eliminated stock options as an element of executive pay.

Qualified Retirement Plans	Generally not available to NEOs.

No pension plan benefit in the United States.

Although we maintain a qualified 401(k) plan in the United States, our NEOs are not eligible to participate (except as described in the following sentence) because of limitations on participation by highly compensated employees under the rules governing such plans. NEOs are eligible to participate only in the first year of their employment (after which they are eligible to participate in the nonqualified savings plan) and in making catch-up contributions for individuals over the age of 50.

Mr. Buchband participated in the catch-up contribution under the 401(k) plan in 2021.

Nonqualified Savings Plan (“NQSP”)	Similar to a 401(k) plan, however not as flexible in regard to timing of the payouts of the retirement benefits for nonqualified plans. These benefits are unsecured and subject to risk of forfeiture in bankruptcy.	Used to provide NEOs with reasonably competitive benefits to those in the competitive market. NEOs are eligible to participate after the first year of employment.	All of the NEOs participated in the NQSP in 2021.

Career Shares	Used selectively by the Committee, taking into account what is most appropriate for a NEO in view of the retention incentive provided by the award. Career Shares vest completely on a single date several years into the future.	Used as an incentive in the form of RSUs to attract and retain executives. The Committee considers each year whether to make any such grants and to whom.	No grants of career shares were made to the NEOs in 2021.

Other Benefits	Used to attract and retain talent needed in the business.	Additional benefits include financial planning reimbursement, broad-based automobile benefits, selected benefits for expatriate executives, participation in broad-based employee benefit plans, and certain other benefits required by local law or driven by local market practice.	Limited participation by the NEOs in these programs.

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COMPENSATION DISCUSSION AND ANALYSIS

Target Total Compensation

Target total compensation is the value of the compensation package that is intended to be delivered based on performance against pre-established goals. The following chart illustrates for each of the NEOs the composition of his or her target total compensation for 2021. This table does not include the one-time 2021 Special Grant, as the Committee does not consider it to have been part of target annual compensation:

2021 Target Compensation Components

The Committee’s compensation consultant, Mercer, provides the Committee with market data that is used in setting target levels for compensation for the NEOs. Actual compensation paid out to the NEOs in a given year may vary significantly from the target levels depending on the actual performance achieved under the pre-established financial and operating goals set by the Committee.

This table outlines the values of the each of the NEO’s total target compensation values and the percentage that is variable (both short- and long-term) and performance-based (both short- and long-term).

2021 NEO Target Compensation

NEO	BASE SALARY $	ANNUAL INCENTIVE $	STOCK OPTIONS $	REGULAR PERFORMANCE SHARE UNITS (1) $	RESTRICTED STOCK UNITS $	TOTAL 2021 TARGET COMP $	% TOTAL 2021 TARGET COMP VARIABLE(2)	% TOTAL 2021 TARGET COMP PERFORMANCE- BASED(3)	2021 SPECIAL PERFORMANCE SHARE UNITS $	% TOTAL 2021 TARGET COMP PERFORMANCE- BASED(4)

Jonas Prising	1,250,000	2,000,000	2,000,022	6,000,011	2,000,004	13,250,037	91%	75%	4,000,008	81%

John T. McGinnis	746,750	821,425	600,018	1,800,040	600,075	4,568,308	84%	71%	1,200,058	77%

Michelle S. Nettles	566,500	424,875	200,014	600,075	200,056	1,991,520	72%	62%	400,019	68%

Richard Buchband	540,750	405,563	160,015	480,023	160,008	1,746,359	69%	60%	320,015	66%

(1)	Does not include the 2021 Special Grant.

(2)	Includes annual incentive, stock options, PSUs and RSUs. Does not include the 2021 Special Grant.

(3)	Includes annual incentive, stock options and PSUs. Does not include the 2021 Special Grant.

(4)	Includes annual incentive, stock options and PSUs, including the 2021 Special Grant.

The Committee also considers how much incentive compensation is short-term in nature, and how much is long-term, with the intention that a significant portion of incentive compensation be based on the long-term performance of the Company. This reduces the risk that executives will place too much focus on short-term achievements to the detriment of the long-term success of the Company.

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COMPENSATION DISCUSSION AND ANALYSIS

Market Positioning: 2021 Target Compensation in the Competitive Marketplace

How We Determine the Competitive Market: Challenges in Identifying a Relevant Peer Group

In alignment with its compensation principles, the Committee devotes considerable effort to identifying an appropriate competitive market for benchmarking our executive compensation. The Committee has determined that simply benchmarking against other U.S. companies in our industry would not yield a meaningful peer group — we present a different profile, being significantly larger, more complex, and more global in scope than other U.S.-listed companies in our industry.

Our two largest competitors, Adecco and Randstad, are based in Europe, and although we review available compensation data for these two companies, their pay practices are different and disclosure practices differ. Our nearest U.S. public competitor had much smaller revenue — approximately $6.5 billion in 2021 compared to our revenue of nearly $21 billion — and the other U.S. public competitors are even smaller. Mercer has confirmed to the Committee that attempting to use such competitors would not produce relevant data.

The 2021 Peer Group

In setting compensation for 2021, the Committee primarily utilized a customized peer group developed by Mercer consisting of companies within the S&P 500. For ManpowerGroup, Mercer removed companies that are not comparable to us, to arrive at a research subset of 95 companies within the S&P 500 with minimum revenues of approximately $13 billion, maximum revenues of approximately $40 billion, and median revenues of $21 billion. The Committee believed using this group provided a robust basis for assessing the competitive range of compensation for senior executives of companies of ManpowerGroup’s scale. A list of the companies included in the peer group is attached as Appendix A.

Changes to the Peer Group for 2022

To create even greater comparability to the Company’s business, Mercer developed and the Committee adopted a new peer group methodology for 2022. A smaller peer group was designed that includes a mix of the following factors, which the Committee determined were important: (i) similar size to ManpowerGroup in revenues, gross profit or market capitalization; (ii) companies in the service sector and with global footprints and comparable margin characteristics; and (iii) companies where ManpowerGroup is identified as a peer company by the issuer or by proxy advisory firms. The new peer group of 23 companies is designed to align with these priorities on a composite basis.

2022 Peer Group Companies

Aramark	EOG Resources, Inc.	Nucor Corporation

Baker Hughes Co.	Fluor Corporation	PACCAR Inc.

CBRE Group, Inc.	General Mills, Inc.	Textron Inc.

CDW Corp.	Genuine Parts Co	The Clorox Co.

CH Robinson Worldwide Inc.	Hewlett Packard Enterprise Co.	The Gap, Inc.

Cummins Inc.	International Paper Company	Western Digital Corporation

Dollar Tree, Inc.	Jacobs Engineering Group Inc.	WW Grainger Inc.

DXC Technology Company	Kohl’s Corporation

Additional Data Sources

The Committee also utilizes data from U.S. compensation surveys published by Mercer and other third-party data providers that are recommended by Mercer as a means to evaluate compensation for certain NEO positions. The CEO and CFO positions were only compared to companies within the peer group for 2021. Compensation for global functional leaders was compared against compensation survey data recommended by Mercer for executives with similar roles and responsibilities. Ms. Nettles’s position was only compared with U.S. compensation survey data of human resource management executives. Mr. Buchband’s position was only compared with U.S. compensation survey data of legal executives.

36	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Assessing Individual Factors

An individual NEO’s total compensation or any element of compensation may be adjusted upwards or downwards relative to the competitive market based on a subjective consideration of the NEO’s experience, potential, tenure and results (individual and relevant organizational results), the NEO’s historical compensation, and any retention concerns. The Committee uses a historical compensation report to review the compensation and benefits provided to each NEO in connection with its compensation decisions concerning that NEO.

The Committee’s Decision-Making Process

The Committee determines the CEO’s compensation levels, including base salary, establishing and determining the achievement of the financial goals and operating objectives for the annual cash incentives, and any equity-based compensation awards. Generally, the CEO establishes and recommends the achievement of the goals and objectives for the annual incentives for the other NEOs, with the Committee making the final determinations. Similarly, the CEO generally recommends to the Committee any salary adjustments, cash incentive awards or equity-based awards for the other NEOs, which are then evaluated and determined by the Committee. Mercer provides input to the Committee regarding the final compensation for all of the NEOs. This input reflected the Company’s performance results for 2021, external market references against the peer group, internal compensation references and the individual performance of each of the NEOs. Under the Committee’s charter, compensation for our CEO and CFO is subject to ratification by the board of directors. Accordingly, the board of directors ratified the determinations for Mr. Prising and Mr. McGinnis.

Components of the 2021 Executive Compensation Program — Base Salary

Base salaries for NEOs are set based on the median of base salaries paid in the relevant competitive market, for the particular position, subject to individual performance factors as described earlier.

Base salary levels affect the value of the annual incentive awarded to the NEOs because the incentive award is awarded as a percentage of base salary. A higher base salary will result in a higher annual incentive, assuming the same level of achievement against goals. The level of severance benefits each NEO may receive is also increased if his or her salary is increased. The value of long-term incentive awards is not determined as a multiple of base salary. As noted above, each of the NEOs other than Mr. Prising received an increase in base salary of approximately 3% for 2021 to better align with the competitive market for their roles.

Components of the 2021 Executive Compensation Program — Annual Cash Incentives

The Incentive Plan provides for the payment of annual cash rewards to a participant based on the Company’s attainment of one or more financial goals and operating objectives established for that participant for the relevant year. Incentive amounts are based on achievement of pre-established goals using these metrics. The financial goals include EPS, ROIC and Revenue. The operating objectives are typically tied to broad strategic or operational initiatives.

How EPS, ROIC and Revenue are Calculated

The annual cash incentives for NEOs for 2021 are based on three objective factors — EPS, ROIC, Revenue — and individual performance objectives. When setting the 2021 targets, which occurred in mid-February 2021, the Committee determined that certain items should be excluded from our performance metrics:

•	Constant Currency. We eliminate the impact of changes in exchange rates for EPS, ROIC and Revenue. This allows us to better capture year-over-year changes in underlying performance.

•	Share Repurchases. We remove the benefit of share repurchases from our EPS calculation except to the extent necessary to offset dilution resulting from shares issued under our equity plans.

•

Restructuring Costs. We exclude restructuring costs from our EPS and ROIC calculations, net of the savings related to these costs. This allows us to better reflect the Company’s performance for the year.

•	Goodwill Impairment. We exclude goodwill impairment charges from our EPS and ROIC calculations. This, too, better reflects the Company’s performance for the year.

37	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

•

Other Non-Recurring Items. We exclude from EPS and ROIC certain items and any non-recurring accrual adjustments greater than $10 million as described in the following calculations to better reflect the Company’s performance during the year:

•

EPS — net earnings per share — diluted, including net earnings from continuing and discontinued operations, but excluding the impact of currency, restructuring charges net of related savings, any cumulative effects of changes in accounting principles, extraordinary items, goodwill impairment or the benefit of current year share repurchases in excess of dilution. Earnings per share are further adjusted for the following items that exceed $10 million individually: tax or regulatory law changes, accounting adjustments related to acquisitions or dispositions where the Company previously held ownership interest; and non-recurring adjustments pertaining to prior periods.

•

ROIC — consolidated net operating profit after taxes divided by average capital. Net operating profit equals earnings before income taxes plus net interest expense and goodwill impairment (including the results of continuing and discontinued operations) minus taxes, excluding the impact of currency and restructuring charges net of related savings. ROIC is further adjusted for the following items that exceed $10 million individually: tax or regulatory law changes, accounting adjustments related to acquisitions or dispositions where the Company previously held an ownership interest, and non-recurring adjustments pertaining to prior periods. Average capital is the average monthly ending balance of capital employed plus or minus certain adjustments.

•	Revenue — Revenue during the period, including continued and discontinued operations. Revenue is adjusted to exclude the impact of currency and the same adjustments as made to EPS, as applicable.

See page 27 for a discussion of the specific items excluded from EPS, ROIC and Revenue for 2021.

The EPS target is generally based on the Company’s targeted long-term growth rate for EPS, but may be adjusted year-by-year based on economic conditions and the Company’s expected financial performance for the year. From that target, the Committee then sets levels for threshold and outstanding performance. The threshold EPS growth rate reflects a level of performance that is below target but still appropriate for a partial award to be earned. Conversely, the outstanding EPS growth rate reflects a level of performance appropriate for the maximum incentive to be earned. So the comparisons are valid between the two years, the growth rates are based on growth over results of the previous year excluding non-recurring items.

The ROIC target is then determined based on the earnings growth reflected by the EPS target as well as consideration by the Committee of factors relating to the Company’s level of capital. The Revenue target is generally based on the Company’s targeted long-term growth rate for Revenue. Similar to EPS, it may be adjusted year-by-year based on economic conditions and the Company’s expected financial performance for the year.

This methodology is not the same as the Company’s financial budgeting or business outlook for the year. As a result, target performance for purposes of achieving an incentive award will not be the same as performance at the budgeted financial plan, which may be higher or lower than target performance depending on economic conditions and trends at the time.

38	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Why the Company uses EPS, ROIC and Revenue

The Committee believes using EPS as a performance goal keeps the NEOs focused on producing financial results that align with shareholder interests. In that regard, ManpowerGroup is in a cyclical business, which is influenced by economic and labor market cycles that are outside of ManpowerGroup’s control, and it is important that the senior executives manage short-term results closely to be able to adjust strategy and execution in quick response to external cycle changes. The Company uses ROIC as a performance goal for the NEOs because it measures how effectively our senior management is converting our services into cash. Although we are a provider of services, and not a manufacturer of products, our business is still highly capital intensive. Our requirement for capital arises from the timing characteristics of our business. We typically pay our associates and consultants before we can bill and collect from our clients. Using an ROIC metric incentivizes our executives to carefully manage our accounts receivable and other capital investments in order to maximize the return on capital deployed. Our goal is to continuously improve our internal capital employed each year resulting in stable to improving ROIC. The Company uses Revenue as a performance goal in order to incentivize top-line growth, in addition to profitability. For 2021, the Committee adjusted the percentage weightings of the financial metrics so that it could increase the percentage of annual incentive attributable to individual operating objective as follows:

METRIC	2021 WEIGHTING	2020 WEIGHTING

EPS Goal	25.0%	30.0%

ROIC Goal	25.0%	30.0%

Revenue Goal	20.0%	20.0%

Operating Objectives	30.0%	20.0%

Total	100.0%	100.0%

The 2021 EPS, ROIC and Revenue Goals

For 2021, the Committee continued its practice of setting threshold, target and outstanding goals for EPS and ROIC that were based on its view of appropriate rates of EPS growth compared to prior year achievement. Similarly, the Committee set threshold, target and outstanding goals for Revenue that were based on its view of appropriate Revenue growth. The Committee believed the threshold levels for EPS, ROIC and Revenue were the minimum levels at which it would be appropriate to earn an incentive, based on global economic conditions as they existed at the time when the goals were set in mid-February 2021. Each year the Committee sets targets based on macroeconomic factors and the Company’s business outlook for the coming year and does so independently of where the target levels have been set for the prior year. Given the cyclical nature of our business, this may result in targets being set lower than for the prior year, as occurred in 2021.

The following table shows the EPS, ROIC and Revenue goals established by the Committee for 2021:

METRIC	THRESHOLD	TARGET	OUTSTANDING

PAYOUT AS A % OF TARGET	CEO AND CFO: 25% Other NEOs: 33%		All NEOs: 200%

EPS (weighted 25%)	$3.79	$5.10	$6.22

ROIC (weighted 25%)	6.8%	9.1%	11.0%

Revenue (in billions) (weighted 20%)	$18.3	$19.2	$19.9

39	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Annual Incentive Award Opportunities

The following table shows the total annual incentive award opportunities by NEO shown as a percentage of base salary:

NEO	THRESHOLD AS A PERCENTAGE OF SALARY	TARGET AS A PERCENTAGE OF SALARY	OUTSTANDING AS A PERCENTAGE OF SALARY

Jonas Prising	40.0%	160.0%	320.0%

John T. McGinnis	27.5%	110.0%	220.0%

Michelle S. Nettles	25.0%	75.0%	150.0%

Richard Buchband	25.0%	75.0%	150.0%

2021 Operating Objectives and Annual Incentive Award Payouts

Jonas Prising

The operating objectives comprise 30% of the total annual incentive for Mr. Prising and were as follows for 2021:

•	Execute strategic initiatives focused on digitization and transformation of the business

•	Diversify the business

•	Develop a robust and diverse talent pipeline, including deepening capabilities of employees

•	Test and execute new delivery models to drive innovation

The Committee determined that Mr. Prising earned a cash incentive award for 2021 at the outstanding level for EPS, ROIC and Revenue. The Committee also approved an incentive award to Mr. Prising based on its determination of the level of performance towards achievement of his various operating objectives. Based on these accomplishments, the Committee determined to pay the 2021 award to Mr. Prising of $3,475,000. The following table illustrates Mr. Prising’s 2021 achievement of the performance targets in relation to the payment of his 2021 award:

	PERFORMANCE LEVEL	PERCENTAGE OF 2021 SALARY	AMOUNT EARNED

EPS Goal	At Outstanding	80.0%	$1,000,000

ROIC Goal	At Outstanding	80.0%	$1,000,000

Revenue Goal	At Outstanding	64.0%	$800,000

Operating Objectives	Above Target	54.0%	$675,000

Total Incentive		278.0%	$3,475,000

As previously stated, in adopting the financial targets for 2021, the Committee determined to exclude certain items from the calculation of EPS, ROIC and Revenue. See page 27 for a calculation of the 2021 financial metrics, including the impact of the certain items excluded.

John T. McGinnis

The operating objectives comprise 30% of the total annual incentive for Mr. McGinnis and were as follows for 2021:

•	Deepen leadership impact to meet or exceed strategic and operational goals

•	Advance the Company’s growth strategy in certain brands

•	Continue to progress the Company’s disposition strategy

•	Continue to strengthen the Company’s cybersecurity program

40	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The Committee determined that Mr. McGinnis earned a cash incentive award for 2021 at the outstanding level for EPS, ROIC and Revenue. The Committee also approved an incentive award to Mr. McGinnis based on its determination of the level of performance towards achievement of his various operating objectives. Based on these accomplishments, the Committee determined to pay the 2021 award to Mr. McGinnis of $1,458,029. The following table illustrates Mr. McGinnis’s 2021 achievement of the performance targets in relation to the payment of his 2021 award:

	PERFORMANCE LEVEL	PERCENTAGE OF 2021 SALARY	AMOUNT EARNED

EPS Goal	At Outstanding	55.0%	$410,713

ROIC Goal	At Outstanding	55.0%	$410,713

Revenue Goal	At Outstanding	44.0%	$328,570

Operating Objectives	Above Target	41.3%	$308,033

Total Incentive		195.3%	$1,458,029

Michelle S. Nettles

The operating objectives comprise 30% of the total annual incentive for Ms. Nettles and were as follows for 2021:

•	Continue to strengthen the culture across the organization

•	Progress the Company’s talent strategy, including deepening the talent pipeline and capabilities of employees

•	Progress collaboration efforts among countries within certain regions

•	Collaborate with CEO to continue to strengthen global leadership team

The Committee determined that Ms. Nettles earned a cash incentive award for 2021 at the outstanding level for EPS, ROIC and Revenue. The Committee also approved an incentive award to Ms. Nettles based on its determination of the level of performance towards achievement of her various operating objectives. Based on these accomplishments, the Committee determined to pay the 2021 award to Ms. Nettles of $754,181. The following table illustrates Ms. Nettles’s 2021 achievement of the performance targets in relation to the payment of her 2021 award:

	PERFORMANCE LEVEL	PERCENTAGE OF 2021 SALARY	AMOUNT EARNED

EPS Goal	At Outstanding	37.5%	$212,438

ROIC Goal	At Outstanding	37.5%	$212,438

Revenue Goal	At Outstanding	30.0%	$169,950

Operating Objectives	Above Target	28.1%	$159,355

Total Incentive		133.1%	$754,181

Richard Buchband

The operating objectives comprise 30% of the total annual incentive for Mr. Buchband and were as follows for 2021:

•	Continue to provide strong leadership and strategic direction to global legal function

•	Continue to deepen capabilities within the global legal function

•	Serve as trusted advisor to the board of directors and executive team

•	Continue to collaborate with business leaders on key strategic initiatives

41	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The Committee determined that Mr. Buchband earned a cash incentive award for 2021 at the outstanding level for EPS, ROIC and Revenue. The Committee also approved an incentive award to Mr. Buchband based on its determination of the level of performance towards achievement of his various operating objectives. Based on these accomplishments, the Committee determined to pay the 2021 award to Mr. Buchband of $719,900. The following table illustrates Mr. Buchband’s 2021 achievement of the performance targets in relation to the payment of his 2021 award:

	PERFORMANCE LEVEL	PERCENTAGE OF 2021 SALARY	AMOUNT EARNED

EPS Goal	At Outstanding	37.5%	$202,781

ROIC Goal	At Outstanding	37.5%	$202,781

Revenue Goal	At Outstanding	30.0%	$162,225

Operating Objectives	Above Target	28.1%	$152,113

Total Incentive		133.1%	$719,900

Components of the 2021 Executive Compensation Program — Long-Term Incentives

Each year the Committee determines the appropriate mix of PSUs, stock options and RSUs that should comprise the long-term incentives for the NEOs. This flexibility allows the Committee to tailor its program to create the incentive structure that it believes will best align executive performance and the needs of the Company. The Committee determined for 2021 that the annual grant of incentive awards to the NEOs should be made up of 60% PSUs, 20% stock options and 20% RSUs. The Committee has discontinued the use of stock options for its annual long-term incentive awards for 2022. Additionally, as reflected below, the Committee made one-time special grants of PSUs in 2021.

The Committee generally determines and approves equity awards to the NEOs and the related vesting schedules, at its regularly scheduled meeting in February each year, and as required under the Committee’s charter, subject to ratification by the board of directors in the case of Mr. Prising and Mr. McGinnis. The equity awards and related vesting schedules for Messrs. McGinnis and Buchband and Ms. Nettles are generally based on recommendations by Mr. Prising. The Committee may make grants to NEOs at other times during the year, as it deems appropriate. The exercise price for any options granted is the closing price on the date of grant.

The PSUs, stock options and RSUs awarded in 2021 have the characteristics below. The specific long-term incentive grants for each officer are shown in the Grants of Plan Based Awards table on page 51.

Performance Share Units

Regular Grant of PSUs in 2021

For the award of annual PSUs made in February 2021, the Committee departed from its customary use of a 3-year performance period given the difficulty of projecting a three-year OPMP target in light of uncertain economic circumstances. Instead, for the PSUs granted in 2021, vesting is based on achievement of a pre-established goal for annual OPMP, over a one-year period ending December 31, 2021. However, these are still three-year grants insofar as vesting does not occur until the completion of a three-year holding period following the date of grant, and the discretionary application of the KPI modifier described below will be evaluated by the Committee using all three years of the PSU period. For the 2022 annual grant, the Committee returned to a three-year performance period for OPMP.

The Committee has included a KPI modifier that can increase or decrease the final PSU payout (which will be determined based on the OPMP for the performance period and the performance gate described below) by up to 30%, but not more than the outstanding award or less than the threshold award. Under this feature, the Committee established strategic growth objectives and will evaluate how well management has performed against those pre-established strategic growth objectives during the three-year period of the PSUs. The number of shares earned will vest and be settled in common stock in February 2024, after the Committee determines the achievement of the performance goals and assesses the achievement of the strategic growth objectives. The specific strategic growth objectives are summarized below.

42	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Why the Company Uses Annual Operating Profit Margin and How it Sets Goals

The following table shows the goals established by the Committee in February 2021 for the one-year performance period for these PSUs and the associated payout percentage:

	THRESHOLD	TARGET	OUTSTANDING

OPMP 2021	1.00%	2.40%	2.80%

Payout Percentage	0.0%	100.0%	200.0%

Actual results for OPMP for the one-year performance period of 2021 was 2.97% and the operating profit gate (see below) was also met. However, this PSU payout is still subject to the KPI modifier that will be assessed by the Committee at the end of the three-year vesting period.

When determining the financial goals for the 2021 grant, the Committee determined that for the 2021 financial year, certain items would be excluded from the OPMP calculation, as described in the following calculation:

•

OPMP — annual operating profit divided by revenue from services, with adjustments to be made (a) to reverse the impact of a change in accounting method during the performance period, or (b) for any of the following items that exceed $10 million in any year: goodwill impairment, nonrecurring restructuring gains or charges, accounting adjustments related to acquisitions or dispositions where the Company previously held an ownership interest, litigation charges/settlement and non-recurring accrual adjustments pertaining to periods outside of the period of measurement. In addition, the Committee may determine to adjust operating profit margin to reflect the impact of significant regulatory developments or material acquisitions made by the Company.

Our business is historically cyclical and is impacted by numerous macroeconomic conditions. The Committee sets each year’s target levels at the beginning of the year, based on both macroeconomic factors and the Company’s business outlook for the coming year, and does so independently of where the target levels have been set for the prior year. Given the cyclical nature of our business, this may result in targets being set lower than for the prior year, as occurred in 2021.

An operating profit “gate” was also established for the PSUs to ensure operating profit margins are achieved without significantly decreasing revenues. This gate was set at $361.0 million, meaning participants cannot receive more than 100% of the target level payout unless average operating profit for the performance period exceeds $361.0 million. The gate was exceeded for the one-year performance period of 2021.

As mentioned above, the Committee included a KPI modifier to the final PSU payout that can increase or decrease the final PSU payout by up to 30%. At the end of the 3-year PSU vesting period, the Committee will assess the achievement of the strategic growth objectives and may increase or decrease the PSU payout percent (that was determined based on the OPMP for the performance period and the gate) by an amount up to 30% based on strategic growth objectives over the 3-year life of the award. The KPI modifier cannot decrease the payout below the threshold level nor increase the payout above the outstanding level. The following are the strategic growth objectives set by the Committee for the 2021 grants:

•	Implement, test and execute various innovative initiatives to improve business growth and improve efficiency;

•	Complete technology and transformation transition, strengthen digital brand and cyber security posture;

•	Strengthen global governance model, evolve our culture and people and capabilities; and

•	Diversify the business by increasing our footprint in certain countries and markets as well as shifting business mix.

43	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Special Grant of PSUs in 2021

In addition to the regular grant of RSUs above, the Committee made a one-time special grant of PSUs to the NEOs in February 2021. This was designed to incentivize the NEOs to drive Company performance for the critical periods of 2021 and 2022. The payout is keyed to performance over the years 2021 and 2022, the remaining two years in the 2020-2022 PSU cycle that was set immediately before the onset of the pandemic in early 2020. The following table shows the goals established by the Committee in February 2021 for the 2021 Special Grant and the associated payout percentage:

	THRESHOLD	TARGET(1)	OUTSTANDING

Average OPMP 2021-2022	1.00%	2.50% - 2.80%	3.00%

Payout Percentage	0.0%	100.0%	200.0%

(1)

For the 2021 Special Grant, an OPMP range was established for target level performance as the Committee determined setting a precise goal over a two-year period was challenging given uncertainty in the economic environment at the time of grant.

To determine the average OPMP at the end of the two-year period, the actual performance results for each year will be averaged to determine the two-year average performance results. The final award will be determined by using the 2-year payout scale relative to 2-year average performance. For clarity, an OPMP within the range of 2.50-2.80% will be considered to be “at target” performance. For results between 1.00 % and 2.50% the payout percentage will be calculated by interpolation, and the same method will be used for results between 2.80% and 3.00%.

An operating profit “gate” was also established for the PSUs to ensure operating profit margins are achieved without significantly decreasing revenues. This gate was set at $450.0 million, meaning participants cannot receive more than 100% of the target level payout unless average operating profit for the performance period exceeds $450.0 million.

As mentioned above, the Committee included a KPI modifier to the final PSU payout that can increase or decrease the final PSU payout by up to 30%. At the end of the 2-year performance period, the Committee will assess the achievement of the strategic growth objectives and may increase or decrease the PSU payout percent (that was determined based on the OPMP for the 2-year performance period and the gate) by an amount up to 30%. The KPI modifier will not decrease the payout below the threshold level nor increase the payout above the outstanding level. The strategic growth objectives for the 2021 Special Grant are the same as those set by the Committee for the regular annual PSU grant.

Impact of COVID-19 on Performance Share Units

Pandemic Had Significant Adverse Impact on PSU Awards Made in 2018, 2019 and 2020

In February 2018, the Committee set ambitious performance goals for the 2018-2020 PSU performance period, which were based on projections made at that time. Even without the pandemic, they would have required improved performance over the three-year period compared to prior periods, in order to achieve the target OPMP level of 4.10%.

Instead, notwithstanding management’s significant efforts during 2020, the economic crisis brought about by the pandemic impaired the Company’s results for 2020. The pandemic-era OPMP in 2020 caused the PSUs awarded in 2018 to drop from an expected payout around target level to a payout at threshold level. The decline in OPMP in 2020 had an equally negative impact on the 2019-2021 PSU awards and is expected to have a similar effect on the 2020-2022 awards, which remain outstanding.

The shares for the 2019-2021 performance cycle vested and were settled in common stock in February 2022, after the Committee determined the achievement of the performance goals. The number of shares earned for each of the NEOs is as follows:

NEO	PSUs GRANTED AT TARGET(#)	PSUs EARNED(#)

Jonas Prising	65,735	41,414

John T. McGinnis	18,122	11,417

Michelle S. Nettles	7,157	4,509

Richard Buchband	5,686	3,582

44	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Introduction of a Special Grant and Utilization of a One-Year Performance Period

As discussed above, the pandemic disrupted the Committee’s normal target-setting process, making the OPMP targets set in February 2020 for the 2020-2022 PSU cycle obsolete weeks after their adoption. In response, the Committee has focused on incentivizing all PSU participants, including the executive team, to drive Company performance for the critical periods of 2021 and 2022. In light of this, the Committee awarded the 2021 Special Grant in February 2021 with more realistic two-year average OPMP goals. These were sized at approximately two-thirds of the 2020 grant value, reflecting the two years remaining in the performance cycle. These grants also include the KPI modifier feature that can increase or decrease the final payout by up to 30% based on an evaluation of pre-established objectives over the performance period.

Similarly, the Committee continues to believe that three-year vesting periods are an important retention feature for its PSU program. However, because of the difficulty in projecting a multi-year OPMP target in February 2021, our regular 2021-2023 PSU grants measure one-year (2021) OPMP performance. The KPI modifier feature will continue to measure progress against objectives over a full three years, and the grants will not vest until the end of the three-year period.

Restricted Stock Units

The Committee uses RSUs to align the interests of the NEOs with long-term shareholder value and add balance to the compensation program as they provide both upside potential and downside risk. In addition, RSUs provide a retention incentive to the NEOs as they are only payable in stock if the NEO remains with the Company through the vesting date. The RSUs have a three-year cliff vest.

Stock Options

In 2021, the Committee granted stock options to align the interests of the NEOs with long-term shareholder value. Consistent with past years, these vest ratably over a four-year period. The Committee has determined to discontinue the use of stock options for 2022, and instead focus on PSUs and RSUs as the stock-based elements of executive compensation.

Career Shares, Retirement and Deferred Compensation Plans

Career Shares

The Committee selectively grants RSUs in order to provide a retention incentive. These career shares vest completely on a single date several years into the future. The Committee considers each year whether to make any such grants. None of the NEOs received a career share grant in 2021.

Retirement and Deferred Compensation Plans

ManpowerGroup maintains tax-qualified 401(k) plans for its U.S. employees. For compliance reasons, once an executive is deemed to be “highly compensated” within the meaning of Section 414(q) of the Internal Revenue Code, the executive is no longer eligible to participate in ManpowerGroup’s 401(k) plans except in their first year of employment or for “catch-up” contributions for employees over 50. ManpowerGroup maintains a separate non-qualified savings plan for “highly compensated” employees, including eligible executives. The non-qualified plan provides similar benefits to the tax-qualified 401(k) plans, including a Company match and enhanced matching contribution. However, the nonqualified savings plan is a poor substitute because of the inflexibility as to the timing of the payouts and taxability of the retirement benefits relative to a qualified plan. Furthermore, the plan benefits are unsecured and subject to risk of forfeiture in bankruptcy. The Committee maintains this program in an effort to provide NEOs with reasonably competitive benefits to those in the competitive market.

Other Benefits

The NEOs are provided health and dental coverage, company-paid term life insurance, disability insurance, paid time off, and paid holiday programs applicable to other employees in their locality. These rewards are designed to be competitive with overall market practices, while keeping them at a reasonable level.

ManpowerGroup also reimburses NEOs for financial planning and tax preparation services as well as annual executive physicals. In addition, for some of our NEOs, the company pays dues at a club in Milwaukee that is used for business entertainment. Any personal use of the club would be covered by the executive; however, none of the NEOs used this club for personal use in 2021.

45	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

ManpowerGroup historically maintained a broad-based auto program covering approximately 300 management employees in the U.S., including the U.S. based NEOs. Under this program, ManpowerGroup paid 75% of the cost of a leased car for participating NEOs. Mr. Prising ceased participating in the program in 2016, and the program itself is being phased out since 2020. As current leases expire, they have been replaced with an auto allowance, including for participating NEOs.

Severance Agreements

ManpowerGroup has entered into severance agreements (which include change of control benefits) with each of the NEOs. These severance agreements are more fully described on pages 58-60. The Committee believes that severance and change of control policies are necessary to attract and retain senior talent in a competitive market. The Committee also believes that these agreements benefit ManpowerGroup because they clarify the NEOs’ terms of employment and protect ManpowerGroup’s business during an acquisition. Furthermore, the Committee believes that change of control benefits, if structured appropriately, allow the NEOs to focus on their duties and responsibilities during an acquisition.

The agreements do not provide for any tax gross up payments and require a double trigger in order for our NEOs to receive benefits following a change in control.

Governance Features of Our Executive Compensation Programs

We Have Stock Ownership Guidelines for Executive Officers

The Committee believes that NEOs should hold a meaningful stake in ManpowerGroup to align their economic interests with those of other shareholders. To that end, the Committee adopted stock ownership guidelines that currently require each executive to own a target number of shares based on a salary multiple, dependent on the NEO’s position. Under the guidelines, the Committee takes into account actual shares owned by the executive, unvested RSUs, and unvested PSUs calculated at the threshold level. The Committee does not consider any stock options or PSUs above the threshold level held by the NEOs. It should be noted that starting with the grants of regular PSUs made in 2021, the Committee has reset the threshold level from 50% to 0%. Under the guidelines, therefore, any unvested PSUs with a 0% threshold feature are not taken into account for determining an executive’s ownership of shares. Additionally, to enforce our stock ownership policies, we limit the ability of executive officers to sell equity until they are in compliance with the guidelines. An executive who has not yet met, or who falls below, the stock ownership guidelines, is required to hold 50% of the shares received from the exercise of stock options or the vesting of RSUs or PSUs until the ownership guidelines have been satisfied. The following table shows the status as of December 31, 2021, of each of the NEOs.

NEO	TARGET AS A MULTIPLE OF SALARY	TARGET VALUE($)(1)	TARGET NUMBER OF SHARES(#)	NUMBER OF SHARES HELD AS OF DECEMBER 31, 2021(#)	STATUS AS OF DECEMBER 31, 2021

Jonas Prising	6	6,600,000	94,011	397,374

John T. McGinnis(2)	4	2,400,000	32,994	51,127

Michelle S. Nettles(2)	3	1,650,000	22,968	24,604

Richard Buchband	2	910,000	12,962	16,224

(1)

The target values were set as of May 1, 2014, for all NEOs except Mr. McGinnis and Ms. Nettles. Under the policy, executive officers have five years from January 1, 2014, to attain the targeted ownership levels or five years from date of hire for executive officers that were hired after January 1, 2014.

(2)	The target values for Mr. McGinnis and Ms. Nettles are based on each of their base salaries and stock price on their dates of hire.

We Have a Clawback Policy

The Committee maintains a compensation recoupment (“clawback”) policy that is applicable to the members of the Company’s senior management. Under the policy, if the Committee determines an employee engaged in intentional misconduct that causes a financial restatement, the Committee may require the employee to forfeit any outstanding awards, including cash incentives or equity awards that were received as a result of the misconduct.

46	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

We Prohibit Hedging, Pledging and Short-Sale Transactions

Under ManpowerGroup’s Insider Trading Policy, all directors, officers and employees of the Company and their respective household members (collectively, “Covered Persons”), including any entities influenced or controlled by a Covered Person, are prohibited from engaging in short sales or hedging transactions involving ManpowerGroup securities, including forward sale or purchase contracts, equity swaps or exchange funds. Covered Persons are also prohibited from engaging in puts, calls or other options or derivative instruments involving ManpowerGroup securities. Further, we do not allow Covered Persons to pledge ManpowerGroup securities at any time, which includes having ManpowerGroup stock in a margin account or using ManpowerGroup stock as collateral for a loan.

Other Material Tax Implications of the Executive Compensation Program

Tax Implications for ManpowerGroup

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid in any tax year to any “covered employee.” Covered employees include the corporation’s CEO, CFO and each of its three most highly compensated NEOs (other than the CEO and CFO) regardless of whether they were in service as of the end of any such tax year.

Further, for each NEO whose compensation was or is subject to this limitation in 2017 or any later tax year, that officer’s compensation will remain subject to this annual deductibility limitation for any future tax year in which he or she receives compensation from ManpowerGroup, regardless of whether he or she remains a NEO.

Accordingly, ManpowerGroup is only able to deduct up to $1,000,000 per year of the compensation payable to any of our NEOs who is a “covered employee” as determined under Section 162(m), except to the extent that transition relief for grandfathered arrangements that were in effect on November 2, 2017, if applicable, would apply to a payment.

Tax Implications for NEOs

The Committee generally seeks to structure compensation amounts and arrangements so that they do not result in penalties for the NEOs under the Internal Revenue Code. For example, Section 409A imposes substantial penalties and results in the loss of any tax deferral for nonqualified deferred compensation that does not meet the requirements of that section. The Committee has structured the elements of ManpowerGroup’s compensation program so that they are either not characterized as nonqualified deferred compensation under Section 409A or meet the distribution, timing and other requirements of Section 409A. Without these steps, certain elements of compensation could result in substantial tax liability for the NEOs. Section 280G and related provisions impose substantial excise taxes on so-called “excess parachute payments” payable to certain executives upon a change of control and results in the loss of the compensation deduction for such payments by the executive’s employer. The severance agreements with the NEOs limit the amount of the severance payment in the event that the severance payment will be subject to excise taxes imposed under Section 280G, but only where the after-tax amount received by the NEO would be greater than the after-tax amount without regard to such limitation.

47	2022 Proxy Statement

Report of the People, Culture and Compensation Committee of the Board of Directors

The people, culture and compensation committee of the board of directors of ManpowerGroup has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussion, the people, culture and compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

The People, Culture and Compensation Committee

Elizabeth P. Sartain, Chair

William Downe

William P. Gipson

Julie M. Howard

People, Culture and Compensation Committee Interlocks and Insider Participation

No member of the people, culture and compensation committee has ever been an officer or employee of ManpowerGroup or any of our subsidiaries or had any relationships requiring disclosure under Item 404 of Regulation S-K. None of our executive officers have served on the compensation committee or board of directors of any company of which any of our other directors is an executive officer.

48	2022 Proxy Statement

Compensation Tables

Summary Compensation Table

The table below sets forth the compensation information for our NEOs during the fiscal years ended December 31, 2021, December 31, 2020, and December 31, 2019. Ms. Nettles was not an NEO in 2019, therefore, in accordance with the SEC’s disclosure rules, information regarding compensation for that year is not included in the tables below. All amounts are calculated in accordance with SEC disclosure rules, including amounts with respect to our equity compensation plan awards, as further described below.

NAME & PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($)(1)	OPTION AWARDS ($)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	CHANGE IN PENSION VALUE AND NON- QUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPENSATION ($)(3)	TOTAL ($)
Jonas Prising CEO	2021	1,250,000	—	12,000,023	2,000,022	3,475,000	—	62,790	18,787,835
	2020	1,105,769	—	8,000,010	2,000,002	760,000	—	37,790	11,903,571
	2019	1,250,000	—	7,400,036	1,850,009	1,995,564	—	50,323	12,545,932
John T. McGinnis CFO	2021	746,750	—	3,600,173	600,018	1,458,029	—	80,905	6,485,875
	2020	683,173	—	2,400,096	600,014	279,125	—	58,687	4,021,095
	2019	725,000	—	2,040,082	510,002	788,655	—	66,704	4,130,443
Michelle S. Nettles Chief People and Culture Officer	2021	566,500	—	1,200,150	200,014	754,181	—	46,427	2,767,272
	2020	518,269	—	800,094	200,017	144,375	—	31,777	1,694,532

Richard Buchband SVP, General Counsel and Secretary	2021	540,750	—	960,046	160,015	719,900	—	74,218	2,454,929
	2020	494,712	—	640,001	160,014	137,813	—	53,236	1,485,776
	2019	525,000	—	640,148	160,002	333,585	—	59,972	1,718,707

(1)

The value of stock awards in this table for all years includes the grant date fair value (calculated at the target level) for PSUs and RSUs (including career shares) as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Stock Compensation.” See page 51 for the breakout in the grant date fair value of PSUs and RSUs.

The grant date fair value of the 2021 PSU awards at the outstanding (maximum) level for each executive officer was:

NAME	2021 ($)

Jonas Prising	20,000,038

John T. McGinnis	6,000,196

Michelle S. Nettles	2,000,189

Richard Buchband	1,600,077

(2)	The value of options in this table represents the grant date fair value for the stock options as computed in accordance with FASB ASC Topic 718

49	2022 Proxy Statement

COMPENSATION TABLES

(3)	Details about the amounts in the “All Other Compensation” column for fiscal year 2021 are set forth in the table below.

NAME	PERQUISITES & OTHER PERSONAL BENEFITS ($)(A)	TAX REIMBURSEMENTS ($)	PAYMENTS/ ACCRUALS ON TERMINATION PLANS ($)	COMPANY CONTRIBUTIONS TO DEFINED CONTRIBUTION PLANS ($)(B)	TOTAL OTHER COMPENSATION ($)

Jonas Prising	12,790	—	—	50,000	62,790

John T. McGinnis	30,905	—	—	50,000	80,905

Michelle S. Nettles	31,088	—	—	15,339	46,427

Richard Buchband	28,666	—	—	45,552	74,218

(A)

Except as otherwise indicated, these amounts include the value attributable to each executive’s participation in ManpowerGroup’s company car program, auto insurance, the cost of an annual physical, life insurance premiums paid and/or the value of financial services paid for by ManpowerGroup. None of these items individually had a value greater than $25,000.

(B)

These contributions were made by ManpowerGroup on behalf of the executive officers under the terms of the Nonqualified Savings Plan and the Company’s 401(k) Plan to the extent the NEO has made a “catch-up contribution during the year.”

Supplemental Summary Compensation Table (Year Ended December 31, 2021, excluding One-Time 2021 Special Grant of PSUs)

The supplemental table below sets forth compensation information for our NEOs during the fiscal year ended December 31, 2021 excluding the one-time 2021 Special Grant. We believe that this information is useful as it provides a more comparable view of total compensation for each of the NEOs compared to prior years.

NAME & PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	CHANGE IN PENSION VALUE AND NON- QUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPENSATION ($)	TOTAL ($)
Jonas Prising CEO	2021	1,250,000	—	8,000,015	2,000,022	3,475,000	—	62,790	14,787,827
John T. McGinnis CFO	2021	746,750	—	2,400,116	600,018	1,458,029	—	80,905	5,285,818
Michelle S. Nettles Chief People and Culture Officer	2021	566,500	—	800,131	200,014	754,181	—	46,427	2,367,253
Richard Buchband SVP, General Counsel and Secretary	2021	540,750	—	640,031	160,015	719,900	—	74,218	2,134,914

50	2022 Proxy Statement

COMPENSATION TABLES

Grants of Plan-Based Awards in 2021

		ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING	EXERCISE OR BASE PRICE OF OPTION	GRANT DATE FAIR VALUE OF STOCK AND OPTION
NAME & PRINCIPAL POSITION	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)(3)	TARGET (#)	MAXIMUM (#)	OR UNITS (#)(4)	OPTIONS (#)(5)	AWARDS ($/SH)	AWARDS ($)(6)
Jonas Prising CEO	2/12/2021	500,000	2,000,000	4,000,000	—	—	—	—	—	—	—
	2/12/2021	—	—	—	0	64,872	129,744	—	—	—	6,000,011
	2/12/2021				0	43,248	86,496	—	—	—	4,000,008
	2/12/2021	—	—	—	—	—	—	21,624	—	—	2,000,004
	2/12/2021	—	—	—	—	—	—	—	87,605	92.49	2,000,022
John T. McGinnis CFO	2/12/2021	205,356	821,425	1,642,850	—	—	—	—	—	—	—
	2/12/2021	—	—	—	0	19,462	38,924	—	—	—	1,800,040
	2/12/2021				0	12,975	25,950	—	—	—	1,200,058
	2/12/2021	—	—	—	—	—	—	6,488	—	—	600,075
	2/12/2021	—	—	—	—	—	—	—	26,282	92.49	600,018
Michelle S. Nettles Chief People and Culture Officer	2/12/2021	141,625	424,875	849,750	—	—	—	—	—	—	—
	2/12/2021	—	—	—	0	6,488	12,976	—	—	—	600,075
	2/12/2021				0	4,325	8,650	—	—	—	400,019
	2/12/2021	—	—	—	—	—	—	2,163	—	—	200,056
	2/12/2021							—	8,761	92.49	200,014
Richard Buchband SVP, General Counsel and Secretary	2/12/2021	135,188	405,563	811,125	—	—	—	—	—	—	—
	2/12/2021	—	—	—	0	5,190	10,380	—	—	—	480,023
	2/12/2021				0	3,460	6,920	—	—	—	320,015
	2/12/2021	—	—	—	—	—	—	1,730	—	—	160,008
	2/12/2021	—	—	—	—	—	—	—	7,009	92.49	160,015

(1)	These amounts represent the threshold, target, and maximum annual cash incentive awards established under the Annual Incentive Plan.

(2)

These amounts represent the number of PSUs that could be earned related to the PSUs granted in 2021 under the 2011 Equity Incentive Plan. The first grant in this column for each of the NEOs represents the “regular” annual PSU grant. The second grant in this column for each of the NEOs represents the 2021 Special Grant.

(3)	As previously mentioned, the payout at the threshold level for PSU grants was reduced from 50% to 0% of the award beginning with the 2021 PSU grants.

(4)	Amounts represent the number of RSUs granted in 2021 under the 2011 Equity Incentive Plan.

(5)	These amounts represent the number of shares underlying stock options that were granted in 2021 under the 2011 Equity Incentive Plan.

(6)	The grant date fair value of stock and option awards granted in 2021 that are reported in this column have been computed in accordance with FASB ASC Topic 718.

51	2022 Proxy Statement

COMPENSATION TABLES

Compensation Agreements and Arrangements

Messrs. Prising, McGinnis, Buchband and Ms. Nettles currently receive an annual incentive bonus determined pursuant to an incentive arrangement with ManpowerGroup and all have entered into severance agreements with ManpowerGroup. The annual incentive bonus arrangements are described in further detail in the Compensation Discussion and Analysis included in this proxy statement and the severance agreements for each executive officer are described in further detail in the section entitled “Termination of Employment and Change of Control Arrangements” following the Nonqualified Deferred Compensation Table.

Grants Under the 2011 Equity Incentive Plan

Stock options. ManpowerGroup made grants of stock options to all of the executive officers under the 2011 Equity Incentive Plan in February 2021. The stock options granted in 2021 vest 25% per year over a four-year period and if they are not exercised, they expire in ten years (or earlier following a termination of employment). Additional vesting terms applicable to these options are described in further detail in the section entitled “Termination of Employment and Change of Control Arrangements” following the Nonqualified Deferred Compensation Table.

PSUs. ManpowerGroup made grants of PSUs to all of the executive officers under the 2011 Equity Incentive Plan in February 2021. Each executive officer received a “regular” annual PSU grant that will vest over three years. Vesting for these grants is based on achievement of a pre-established goal for annual OPMP, over a one-year period ending December 31, 2021. However, these are still three-year grants insofar as vesting does not occur until the completion of a three-year holding period following the date of grant, and the discretionary application of a modifier. The Committee included a modifier to the final PSU payout that can increase or decrease the final PSU payout (that was determined based on the OPMP for the 1-year performance period and a dollar gate) by up to 30% but the modifier cannot be used to adjust the payout below threshold or above outstanding. The modifier is based on an evaluation of pre-established strategic growth initiatives over three years. An operating profit “gate” was also established for the PSUs to ensure operating profit margins are achieved without significantly decreasing revenues. Participants cannot receive more than 100% of the target level payout unless average operating profit for the performance period exceeds the gate.

In addition to the regular grant of PSUs above, ManpowerGroup made a one-time special grant of PSUs to the NEOs in February 2021, which was designed to incentivize the NEOs to drive Company performance for the critical periods of 2021 and 2022. The payout is keyed to performance over the years 2021 and 2022, the remaining two years in the 2020-2022 PSU cycle that was set immediately before the onset of the pandemic in early 2020. Similar to the “regular” PSU grants, the Committee included a gate and a modifier to the final PSU payout that can increase or decrease the final PSU payout (that is determined based on the OPMP for the 2-year performance period and the dollar gate) by up to 30%. The modifier is based on an evaluation of the pre-established strategic growth initiatives over two years. These strategic growth initiatives are the same as those for the annual PSU grant.

See page 42 for descriptions of the goals and initiatives established by the Committee for the 2021 PSU grants.

No dividends are paid or accumulated on the 2021 PSU grants unless and until actual shares are issued to the executive officer upon the vesting of the PSUs and in such case, dividends would be paid only for record dates occurring after the issuance date. Additional vesting terms applicable to these grants are described in further detail in the section entitled “Termination of Employment and Change of Control Arrangements” following the Nonqualified Deferred Compensation Table.

RSUs. The RSUs granted to the executive officers under the 2011 Equity Incentive Plan in February 2021 have a three-year cliff vest and are earned as long as the executive officer continues to be employed by the Company. Dividend equivalents are accumulated on the RSUs under these awards and vest on the same basis as the underlying award. Additional vesting terms applicable to these grants are described in further detail in the section entitled “Termination of Employment and Change of Control Arrangements” following the Nonqualified Deferred Compensation Table.

Career shares. ManpowerGroup did not make any career share grants to any of the NEOs in 2021.

52	2022 Proxy Statement

COMPENSATION TABLES

Outstanding Equity Awards at December 31, 2021

	OPTION AWARDS						STOCK AWARDS

NAME & PRINCIPAL POSITION	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE		EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLYING UNEXERCISED UNEARNED OPTIONS (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(1)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(2)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS, OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(3)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS, OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(2)
Jonas Prising CEO	15,681	—		—	$76.13	2/11/2024			—	—		—
	26,510	—		—	$82.24	5/1/2024			—	—		—
	52,078	—		—	$76.97	2/10/2025			—	—		—
	76,220	—		—	$75.07	2/16/2026	—		—	—		—
	66,068	—		—	$96.94	2/9/2027	—		—	—		—
	42,912	14,304	(4)	—	$122.87	2/15/2028	—		—	—		—
	52,025	52,025	(5)	—	$84.43	2/15/2029	—		—	—		—
	26,385	79,156	(6)	—	$92.70	2/14/2030	—		—	—		—
	—	87,605	(7)	—	$92.49	2/12/2031	—		—	—		—
	—	—		—	—	—	23,704	(9)	$2,307,110	—		—
	—	—		—	—	—	22,789	(10)	$2,218,053	—		—
	—	—		—	—	—	22,139	(13)	$2,154,789	—		—
	—	—		—	—	—	41,414	(14)	$4,030,825	—		—
	—	—		—	—	—	—		—	64,725	(15)	$6,299,684
	—	—		—	—	—	—		—	64,872	(16)	$6,313,992
	—	—		—	—	—	—		—	43,248	(17)	$4,209,328
John T. McGinnis	20,326	—		—	$75.07	2/16/2026	—		—	—		—
CFO	17,983	—		—	$96.94	2/9/2027	—		—	—		—
	11,443	3,815	(4)	—	$122.87	2/15/2028	—		—	—		—
	14,342	14,342	(5)	—	$84.43	2/15/2029	—		—	—		—
	7,915	23,748	(6)	—	$92.70	2/14/2030	—		—	—		—
	—	26,282	(7)	—	$92.49	2/12/2031	—		—	—		—
	—	—		—	—	—	6,535	(9)	$636,052	—		—
	—	—		—	—	—	6,837	(10)	$665,445	—		—
	—	—		—	—	—	6,642	(13)	$646,466	—		—
	—	—		—	—	—	11,417	(14)	$1,111,217	—		—
	—	—		—	—	—	—		—	19,418	(15)	$1,889,954
	—	—		—	—	—	—		—	19,462	(16)	$1,894,236
	—	—		—	—	—	—		—	12,975	(17)	$1,262,857
Michelle S. Nettles Chief People and Culture Officer	5,627	5,627	(8)	—	$83.84	8/14/2029	—		—	—		—
	2,638	7,917	(6)	—	$92.70	2/15/2030	—		—	—		—
	—	8,761	(7)	—	$92.49	2/12/2031	—		—	—		—
	—	—		—	—	—	2,580	(11)	$251,111	—		—
	—	—		—	—	—	6,451	(12)	$627,876	—		—
	—	—		—	—	—	2,279	(10)	$221,815	—		—
	—	—		—	—	—	2,214	(13)	$215,489	—		—
	—	—		—	—	—	4,509	(14)	$438,861
	—	—		—	—	—	—		—	6,473	(15)	$630,017
	—	—		—	—	—	—		—	6,488	(16)	$631,477
	—	—		—	—	—	—		—	4,325	(17)	$420,952

53	2022 Proxy Statement

COMPENSATION TABLES

	OPTION AWARDS						STOCK AWARDS

NAME & PRINCIPAL POSITION	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE		EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLYING UNEXERCISED UNEARNED OPTIONS (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(1)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(2)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS, OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(3)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS, OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(2)
Richard Buchband SVP, General Counsel and Secretary	7,114	—		—	$75.07	2/16/2026	—		—	—		—
	6,255	—		—	$96.94	2/9/2027	—		—	—		—
	3,814	1,272	(4)	—	$122.87	2/15/2028	—		—	—		—
	4,499	4,500	(5)	—	$84.43	2/15/2029	—		—	—		—
	2,111	6,333	(6)	—	$92.70	2/14/2030	—		—	—		—
	—	7,009	(7)	—	$92.49	2/12/2031	—		—	—		—
	—	—		—	—	—	2,052	(9)	$199,721	—		—
	—	—		—	—	—	1,823	(10)	$177,433	—		—
	—	—		—	—	—	1,771	(13)	$172,371	—		—
	—	—		—	—	—	3,582	(14)	$348,636	—		—
	—	—		—	—	—	—		—	5,178	(15)	$503,975
	—	—		—	—	—	—		—	5,190	(16)	$505,143
	—	—		—	—	—	—		—	3,460	(17)	$336,762

(1)	Represents outstanding grants of restricted stock, RSUs, career shares or earned but unvested PSUs.

(2)	Value based on the closing price of $97.33 on December 31, 2021.

(3)	Represents outstanding grants of PSUs.

(4)	The remaining unvested options vested on February 15, 2022.

(5)	50% of the remaining unvested options vested on February 15, 2022 and the remaining unvested options are scheduled to vest on February 15, 2023.

(6)	33% of the remaining unvested options vested on February 14, 2022, and 33% of the remaining unvested options are scheduled to vest on each of February 14, 2023 and 2024.

(7)	25% of the unvested options vested on February 12, 2022 and 25% of the remaining unvested options are scheduled to vest on each of February 12, 2023, 2024 and 2025.

(8)	50% of the remaining unvested options are scheduled to vest on each of August 14, 2022 and 2023.

(9)	These RSUs vested on February 15, 2022.

(10)	RSUs scheduled to vest on February 14, 2023.

(11)	RSUs scheduled to vest on August 14, 2022.

(12)	50% of the remaining unvested RSUs are scheduled to vest on each of August 14, 2022 and 2023.

(13)	RSUs scheduled to vest on February 12, 2024.

(14)

These PSUs represent the actual shares achieved during the 2019-2021 performance period. These shares were earned on February 11, 2022 after the Committee certified the performance achieved as of December 31, 2021.

(15)	PSUs, reported at the threshold level, scheduled to vest in February 2023 if the Committee certifies that the performance targets are achieved as of December 31, 2022.

(16)

Represents the 2021 annual grant of PSUs reported at the target level scheduled to vest in February 2024 if the Committee certifies that the performance targets are achieved as of December 31, 2023 and after the discretionary application of the KPI modifier by the Committee.

(17)

Represents the 2021 Special Grant of PSUs reported at the target level, from a special PSU grant scheduled to vest in February 2023 if the Committee certifies that the performance targets are achieved as of December 31, 2022 and after the discretionary application of the KPI modifier by the Committee.

54	2022 Proxy Statement

COMPENSATION TABLES

Option Exercises and Stock Vested in 2021

	OPTION AWARDS		STOCK AWARDS

NAME & PRINCIPAL POSITION	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)(1)	VALUE REALIZED ON VESTING ($)

Jonas Prising CEO	—	—	37,809	3,496,954

John T. McGinnis CFO	—	—	25,044	2,316,320

Michelle S. Nettles Chief People and Culture Officer	—	—	3,186	391,528

Richard Buchband SVP, General Counsel and Secretary	5,541	157,899	3,362	313,120

(1)	Includes vesting of RSUs and PSUs as follows:

NAME	NUMBER OF RSUs	NUMBER OF PSUs

Jonas Prising	15,834	21,975

John T. McGinnis	19,184	5,860

Michelle S. Nettles	3,186	—

Richard Buchband	1,408	1,954

55	2022 Proxy Statement

COMPENSATION TABLES

Nonqualified Deferred Compensation in 2021

NAME & PRINCIPAL POSITION	PLAN	EXECUTIVE CONTRIBUTIONS IN 2021 ($)(1)	REGISTRANT CONTRIBUTIONS IN 2021 ($)	AGGREGATE EARNINGS IN 2021 ($)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT DECEMBER 31, 2021 ($)(2)

Jonas Prising CEO	NQSP	50,000	50,000	225,135	—	3,735,939

John T. McGinnis CFO	NQSP	50,000	50,000	59,570	—	542,179

Michelle S. Nettles Chief People and Culture Officer	NQSP	50,000	15,339	6,964	—	72,303

Richard Buchband SVP, General Counsel and Secretary	NQSP	48,717	45,552	157,092	—	1,050,246

(1)

These amounts reflect contributions made by the executive officers from their 2021 salary, which amounts were also included in the salary column for each executive officer in the Summary Compensation Table. Of the amounts disclosed in this column for the Nonqualified Savings Plan, the following contributions are attributable to a portion of the 2020 annual incentive, which was disclosed in the 2020 Summary Compensation Table for all NEOs: Mr. Prising — $38,462; Mr. McGinnis — $16,748; Ms. Nettles — $17,325; and Mr. Buchband — $8,269.

(2)

Of the amounts disclosed in this column for the Nonqualified Savings Plan, the following amounts were previously reported in the Summary Compensation Table in either 2021 or prior to 2021: Mr. Prising — $1,627,449; Mr. McGinnis — $388,870; Ms. Nettles — $65,339 and Mr. Buchband — $328,196. The difference between the amounts disclosed in this footnote and the amounts disclosed in the above column for the Nonqualified Savings Plan reflect earnings (and losses) on the contributions, any salary or bonus deferrals by the executive prior to becoming an NEO, and any company contributions prior to the executive becoming an NEO.

Nonqualified Savings Plan. Pursuant to the Nonqualified Savings Plan (the “NQSP Plan”), certain executives, including the NEOs, may defer a portion of their salary and incentive awards. Elections must be made by the executive officers before December 31 of the year prior to the year in which it will be earned. The executive officers are permitted to defer up to 50% of their salary and 50% of their annual incentive under the plan, but the total annual contributions cannot exceed $50,000 per participant. Pursuant to the plan, the executive officers, as well as all other plan participants, may receive a matching contribution of 50% of the deferrals they have made during the year, up to a maximum of 6% of their annual compensation. The NQSP Plan also permits the Company to provide an Enhanced Matching Contribution (“EMC”) to participants. The EMC can range from 0% to 50% on the employee’s first 6% of deferrals from the prior year. The EMC is in addition to the regular 50% match of a participant’s deferrals made (on the first 6% of employee deferrals). In 2021, ManpowerGroup made a 50% EMC match to the NEOs who participated in the plan in 2020. ManpowerGroup’s contributions to a participant’s account under the NQSP Plan (both matching contributions and EMCs) are not fully vested until a participant has at least three years of credited service with ManpowerGroup, with vesting occurring on a pro-rata basis during those three years. All of the NEOs who participate in the plan were fully vested in their matching contributions and EMCs as of December 31, 2021, except Ms. Nettles who joined the Company in 2019.

56	2022 Proxy Statement

COMPENSATION TABLES

The investment alternatives available to the executive officers under the Nonqualified Savings Plan are selected by ManpowerGroup and may be changed from time to time. The executive officers are permitted to change their investment elections at any time on a prospective basis. The table below shows the funds available under the plan and their annual rate of return for the calendar year ended December 31, 2021.

NAME OF FUND	ANNUAL RETURN

JP Morgan Chase Bank U.S. Active Core Equity Fund	28.80%

Vanguard Total Stock Market Index Fund Institutional Shares	25.73%

Hartford International Opportunities Fund	7.71%

Eaton Vance Atlanta Capital SMID-Cap Fund	22.33%

Vanguard Total International Stock Market Index Fund Institutional Shares	8.68%

T. Rowe Price Global Growth Stock Fund	11.35%

JP Morgan Smart Retirement Blend 2020	6.36%

JP Morgan Smart Retirement Blend 2025	9.07%

JP Morgan Smart Retirement Blend 2030	11.33%

JP Morgan Smart Retirement Blend 2035	14.09%

JP Morgan Smart Retirement Blend 2040	15.94%

JP Morgan Smart Retirement Blend 2045	17.75%

JP Morgan Smart Retirement Blend 2050	17.76%

JP Morgan Smart Retirement Blend 2055	17.81%

JP Morgan Smart Retirement Blend 2060	17.76%

JP Morgan Smart Retirement Blend Income Fund	6.33%

Fidelity Short Term Bond	(0.73)%

PGIM Total Return Bond Fund - Class R6	(1.15)%

Vanguard Total Bond Market Index Fund Institutional Shares	(1.65)%

Vanguard Federal Money Market Fund Investor Shares	0.01%

Benefits paid under the Nonqualified Savings Plan will be paid to the executive officers upon their termination of employment, either in a lump sum, or in three, five or ten annual installments, as elected by the executive officers in accordance with the plan rules.

57	2022 Proxy Statement

COMPENSATION TABLES

Termination of Employment and Change of Control Arrangements

ManpowerGroup has entered into severance agreements (which include change of control benefits) with each of the NEOs. Each agreement generally has a three-year term, and such term is automatically extended for two years to the extent there is a change of control of ManpowerGroup within the two-year period prior to the expiration of the original term of the agreement. In addition to these severance agreements, the NEOs participate in a number of equity grants and benefit plans that contain vesting provisions that are triggered upon a change of control of ManpowerGroup and/or certain terminations of employment. Generally, benefits under these arrangements are triggered upon the involuntary termination of the executive’s employment not for cause or upon a voluntary termination of employment for good reason. Terminations for other reasons (such as retirement, death, disability or a change of control) also trigger enhanced benefits under certain of these arrangements. The tables following the descriptions of these arrangements illustrate the amount of enhanced benefits the NEOs would receive under all such arrangements if ManpowerGroup terminated their employment on December 31, 2021 for the reasons specified within the tables. None of the tables illustrate the value of any vested benefits payable to the NEOs upon a termination of employment (i.e., vested equity awards, or vested balances accrued under the Nonqualified Savings Plan), nor does any table illustrate the value of any enhanced benefits upon retirement of an NEO who was not eligible for retirement treatment as of December 31, 2021 with respect to any of their unvested benefits. The tables below assume that in a “change of control,” the acquiring or surviving company would have assumed all unvested equity awards.

Severance agreements. Under the severance agreements, upon the involuntary termination of the NEO’s employment (other than for cause, as described below) or upon the voluntary termination of employment by the NEO for good reason (as described below), the NEO is entitled to receive a severance payment equal to the sum of the executive’s base salary and annual incentive. The severance payment to the CEO is capped at 2.5 times his base salary in effect at the time of the termination, while the CFO’s severance payment is capped at 2 times his base salary in effect at the time of the termination. There is no cap applicable to the other NEOs.

In the event an NEO’s termination occurs in the two-year period following a change of control of ManpowerGroup or during a “protected period” (generally, the six-month period prior to a change of control), the severance payment payable to the CEO and CFO is equal to three times the sum of their base salary and annual incentive, while the severance payment to the other NEOs is equal to two times the sum of their base salary and annual incentive. The caps on payments to the CEO and CFO described in the paragraph above do not apply in the event of a change of control. All severance payments under the NEOs’ agreements will generally be paid in a lump sum on the 30th day following the date of termination. The determination of the amount of the annual incentive used to calculate the severance payment will vary depending on the circumstances surrounding the termination and is further detailed in the footnotes accompanying the illustrative tables below.

Cause is defined in the severance agreements, and generally includes: performance failures; failure to follow instructions; fraudulent acts; violation of ManpowerGroup policies; acts of moral turpitude which are likely to result in loss of business, reputation or goodwill to ManpowerGroup; chronic absences from work which are non-health related; crimes related to the NEO’s duties; or willful harmful conduct to ManpowerGroup. Good reason is also defined in each severance agreement. A termination for good reason in the severance agreements for the NEOs is triggered by (i) any material breach by the Company or one of its affiliates of a material obligation to pay or provide benefits or compensation to the executive, (ii) a material diminution in base salary, (iii) a material diminution in the executive’s authority, duties or responsibility, coupled with a material reduction in the executive’s target bonus opportunity, (iv) a material diminution in the executive’s authority, duties or responsibility that is not coupled with a material reduction in the executive’s target bonus opportunity, but that occurs within 2 years after a change of control, (v) a material reduction in the executive’s target bonus opportunity that is not coupled with a material diminution in the executive’s authority, duties or responsibilities, but that occurs within two years after a change of control, or (vi) a relocation to a new principal office that is in excess of 50 miles from the NEO’s prior principal office.

Under the severance agreements, the NEOs are bound by non-competition agreements in favor of ManpowerGroup for the one-year period following the termination of their employment for any reason, except where the termination occurs within the two-year period following a change of control or during a protected period and is either involuntary (other than for cause) or is for good reason.

Effective as of November 12, 2021, ManpowerGroup entered into new severance agreements with Messrs. McGinnis and Buchband, replacing their prior severance agreements that were scheduled to expire December 12, 2021 and November 8, 2021, respectively. These severance agreements replace their previous severance agreements dated as of December 12, 2018 and November 8, 2018, respectively. The new severance agreements contain terms substantially similar to their prior severance agreements and are set to expire on the first to occur of (1) the date two years after the occurrence of a change of control of ManpowerGroup or (2) November 12, 2024 if no such change of control occurs before November 12, 2024.

58	2022 Proxy Statement

COMPENSATION TABLES

Under the severance agreements, upon the NEO’s (i) involuntary termination (other than for cause), (ii) voluntary termination for good reason or (iii) termination due to the death or disability of the NEO, the NEOs are entitled to receive a prorated incentive for the year in which termination occurs. In addition, for all NEOs covered by U.S. health insurance, ManpowerGroup has agreed to pay for continued health insurance for the NEOs and their families for a 12-month period following an involuntary termination of their employment (other than for cause) or a voluntary termination of their employment for good reason. Furthermore, if such a termination occurs within the two-year period following a change of control or during a protected period, then ManpowerGroup has agreed to pay for continued health insurance for the NEOs and their families for an 18-month period. Finally, under the severance agreements, following an involuntary termination of the NEO’s employment (other than for cause) or a voluntary termination of the NEO’s employment for good reason, ManpowerGroup will pay for outplacement services for up to one year following the NEO’s termination. This benefit is not included in the agreement with Mr. Prising.

Stock options. As of December 31, 2021, each of the NEOs held unvested stock options granted under the 2011 Equity Incentive Plan. Under the terms of the stock option agreements that ManpowerGroup entered into with each of the NEOs, unvested options immediately vest upon the NEO’s death or disability. Furthermore, upon a change of control where the options are converted on a tax-free basis or where ManpowerGroup’s shares remain publicly traded, the options only accelerate vesting in the event of the NEO’s involuntary termination of employment (other than for cause) or a voluntary termination of employment for good reason during a protected period or within two years following a change of control. Alternatively, upon a change of control of ManpowerGroup where ManpowerGroup’s shares do not remain publicly traded or where a publicly traded acquirer does not convert the options into options of the acquirer’s shares on a tax-free basis, such options immediately vest upon the change of control. For purposes of these stock option agreements, the definitions of cause and good reason are generally the same as those used in the NEOs severance agreements. Under the terms of the stock option agreements entered into with each of the NEOs, unvested options also immediately vest upon the NEO’s “retirement.” Here, retirement means the termination of the NEO’s employment on or after age 55 and the NEO has completed 10 years of service with ManpowerGroup. Unvested options are forfeited upon the NEO’s termination of employment for reasons other than death, disability, retirement, or in connection with a change in control.

RSUs. As of December 31, 2021, the NEOs held unvested RSUs granted under the 2011 Equity Incentive Plan. A NEO will become fully vested in his or her RSUs upon a termination of employment due to death or disability. All RSUs held by the NEOs will become fully vested upon a termination of employment due to the NEO’s retirement. For these awards, “retirement” generally means the termination of the NEO’s employment on or after age 55 if the NEO has completed 10 years of service with ManpowerGroup. Upon a change of control, the RSUs shall vest according to the same terms as described above for stock options.

RSUs are forfeited upon the NEO’s termination of employment for reasons other than death, disability, retirement, or in connection with a change in control.

PSUs. As of December 31, 2021, all NEOs held outstanding PSUs granted under the 2011 Equity Incentive Plan. Generally, under these awards, upon a NEO’s termination of employment due to retirement (here, employment termination after age 55 with 10 years of completed service), the NEO is entitled to receive a pro-rata number of shares based on the actual results at the end of the applicable performance period, prorated based on the time elapsed after the agreement date and during the applicable service periods. No proration will apply under the 2019, 2020 or 2021 award of performance units upon a NEO’s termination of employment due to retirement (here, employment termination after age 55 with 10 years of completed service), if the Committee has approved a succession plan, as recommended by the CEO, for the NEO or with respect to his or her position. PSUs are forfeited upon a termination of employment prior to the end of the performance period for reasons other than death, disability, retirement, or in connection with a change in control.

Generally, upon the death or disability of a NEO during the performance period, the NEO is entitled to receive the target amount of shares. However, NEOs received a special PSU grant during 2021 with a two-year performance period (the “2021 Special Grant”) that does not vest upon the NEO’s death or disability prior to the end of the performance period. In the event of a change of control of ManpowerGroup, if the NEO’s employment were terminated prior to the end of the vesting period for such awards (either by ManpowerGroup other than for cause or by the NEO for good reason), the NEO generally would be entitled to accelerated vesting of any unpaid PSUs, where the total number of shares payable under the award will be based on an amount determined by the Committee.

59	2022 Proxy Statement

COMPENSATION TABLES

Annual Incentive Plan. The ManpowerGroup Annual Incentive Plan (the “Annual Incentive Plan”) provides that a bonus will become vested upon retirement. For purposes of this plan, “retirement” means the NEO terminates employment after he or she has (i) reached age 55 and (ii) completed 10 years of service. The amount of the bonus earned for the year of retirement will be based on the actual bonus that would have been earned had the NEO continued employment, but the bonus will be prorated based on the actual number of days the NEO was employed by ManpowerGroup during the year of retirement.

Nonqualified Savings Plan. The amount of any unvested benefits under the Nonqualified Savings Plan will become vested upon a participant’s death, disability or retirement. For purposes of this plan, “retirement” means a NEO terminates employment after he or she has (i) reached age 60, (ii) has reached age 55 and completed 20 years of service with ManpowerGroup or (iii) has reached age 55, and ManpowerGroup determines that the retirement is bona fide and that the NEO will not perform services for any competitor of ManpowerGroup. All of the NEOs that participate in this plan other than Ms. Nettles are already fully vested in their benefits under this plan and therefore, only Ms. Nettles would receive any enhanced benefit upon her death, disability or retirement.

60	2022 Proxy Statement

COMPENSATION TABLES

Post-Termination and Change of Control Benefits

Jonas Prising, CEO (1)

	DEATH($)	DISABILITY($)	INVOLUNTARY TERMINATION OR GOOD REASON – NO COC($)	DOUBLE TRIGGER (COC+ TERMINATION) ($)(2)	FOR CAUSE($)	VOLUNTARY($)	RETIREMENT($)

Severance Payment(3)	—	—	3,125,000	9,750,000	—	—	—

Prorated Incentive(4)	2,000,000	2,000,000	3,400,000	2,000,000	—	—	3,475,000

Options(5)	1,461,623	1,461,623	—	1,461,623	—	—	1,461,623

PSUs(6)	19,011,664	19,011,664	—	20,853,731	—	—	12,439,845

RSUs(7)	6,679,953	6,679,953	—	6,679,953	—	—	6,679,953

Health Benefits	—	—	28,371	43,379	—	—	—

Total	29,153,240	29,153,240	6,553,371	40,788,686	—	—	24,056,421

(1)	The term of Mr. Prising’s severance agreement expires on February 14, 2023. As of December 31, 2021, Mr. Prising was eligible for retirement treatment under certain of his outstanding awards.

(2)

The “double trigger” column calculates the amounts earned upon an involuntary termination (other than for cause) or a voluntary termination for good reason that occurs during a protected period (generally, six months prior to a change of control) or within the two-year period following a change of control.

(3)

The amount of the severance payment under Mr. Prising’s severance agreement is equal to the sum of his annual base salary at the highest rate in effect during the terms of the agreement (here, $1,250,000) and his target bonus for the year of the termination (here, $2,000,000). In the case of his involuntary termination (other than for cause) or voluntary termination for good reason, the severance payment is limited to a maximum of 2.5 times Mr. Prising’s annual base salary. In a double-trigger scenario, the amount of his severance payment is multiplied by three.

(4)

In the case of his involuntary termination (other than for cause) or voluntary termination for good reason, the amount of the prorated incentive payable to Mr. Prising under his severance agreement is based on the actual incentive earned for 2021 for the financial objectives and the target amount for the operating objectives. In the event of death, disability, or certain terminations following a change of control, the prorated incentive is based on the target incentive for the year of termination. In the event of retirement, the prorated incentive is based on the actual incentive earned for 2021. No proration has been applied here as this table illustrates the effect of such a termination on December 31, 2021, immediately before the incentive was earned, so as not to understate the potential value of the benefit upon the applicable termination of employment. Note that an incentive amount has also been reported as 2021 compensation for Mr. Prising in the Summary Compensation Table, as well as in the Grants of Plan-Based Awards Table.

(5)

The value of stock options is illustrated here by measuring the difference between the closing stock price on December 31, 2021 ($97.33) and the exercise price of each unvested stock option held by Mr. Prising on such date.

(6)

The value of PSUs is illustrated here by measuring the value of the number of shares payable under outstanding awards (2019, 2020 and 2021 grants) using the closing stock price on December 31, 2021 ($97.33). In the case of a change of control, the payout is shown based on the number of shares earned based on actual performance for the 2019 award and assuming the Committee would determine the amount of shares earned relating to the 2020 and 2021 awards will equal the target award. In the case of a death or disability, the payout is shown based on the target awards for 2019, 2020 and 2021 (excluding the 2021 Special Grant). In the case of retirement, the prorated award payout is shown based on the number of shares earned based on actual performance for the 2019 award and assuming actual performance for the 2020 and 2021 awards at the target level, where the 2020 and 2021 awards are prorated based on the number of months of the performance period completed as of December 31, 2021. A full payout would only be applicable in the case of a retirement where the Committee had approved a succession plan and no such succession plan was approved for Mr. Prising as of the date hereof.

(7)	The value of any unvested RSUs is illustrated here by measuring the value of the number of shares payable under unvested awards using the closing stock price on December 31, 2021 ($97.33).

61	2022 Proxy Statement

COMPENSATION TABLES

Post-Termination and Change of Control Benefits

John T. McGinnis, CFO (1)

	DEATH($)	DISABILITY($)	INVOLUNTARY TERMINATION OR GOOD REASON – NO COC($)	DOUBLE TRIGGER (COC+ TERMINATION) ($)(2)	FOR CAUSE($)	VOLUNTARY($)

Severance Payment(3)	—	—	1,493,500	4,704,525	—	—

Prorated Incentive(4)	821,425	821,425	1,396,423	821,425	—	—

Options(5)	422,170	422,170	—	422,170	—	—

PSUs(6)	5,548,005	5,548,005	—	6,158,264	—	—

RSUs(7)	1,947,963	1,947,963	—	1,947,963	—	—

Health Benefits	—	—	26,778	40,945	—	—

Outplacement	—	—	25,000	25,000	—	—

Total	8,739,563	8,739,563	2,941,701	14,120,292	—	—

(1)

On November 12, 2021 ManpowerGroup Entered into a severance agreement with Mr. McGinnis that replaced his previous agreement, which was scheduled to expire on December 12, 2021. The term of Mr. McGinnis’s severance agreement expires on November 12, 2024. As of December 31, 2021, Mr. McGinnis was not eligible for retirement treatment.

(2)

The “double trigger” column calculates the amounts earned upon an involuntary termination (other than for cause) or a voluntary termination for good reason that occurs during a protected period (generally, six months prior to a change of control) or within the two-year period following a change of control.

(3)

The amount of the severance payment under Mr. McGinnis’s severance agreement is equal to his annual base salary at the highest rate in effect during the term of the agreement (here, $746,750) and his target annual incentive for the fiscal year in which the termination occurs (here, $821,425). In the case of his involuntary termination (other than for cause) or voluntary termination for good reason, the severance payment is limited to a maximum of 2 times Mr. McGinnis’ annual base salary. In a double-trigger scenario, the amount of his severance payment is multiplied by three.

(4)

In the case of his involuntary termination (other than for cause) or voluntary termination for good reason, the amount of the prorated incentive payable to him under his severance agreement is based on the actual incentive earned for 2021 for the financial objectives and the target amount for the operating objectives. In the event of death, disability, or certain terminations following a change of control, the prorated incentive is based on the target incentive for the year of termination. No proration has been applied here as this table illustrates the effect of such a termination on December 31, 2021, immediately before the incentive was earned, so as not to understate the potential value of the benefit upon the applicable termination of employment. Note that an incentive amount has also been reported as 2021 compensation for him in the Summary Compensation Table, as well as in the Grants of Plan-Based Awards Table.

(5)

The value of stock options is illustrated here by measuring the difference between the closing stock price on December 31, 2021 ($97.33) and the exercise price of each unvested stock option held by Mr. McGinnis on such date.

(6)

The value of PSUs is illustrated here by measuring the value of the number of shares payable under outstanding awards (2019, 2020 and 2021 grants) using the closing stock price on December 31, 2021 ($97.33). In the case of a change of control, the payout is shown based on the number of shares earned based on actual performance for the 2019 award and assuming the Committee would determine the number of shares earned relating to the 2020 and 2021 awards will equal the target award. In the case of a death or disability, the payout is shown based on the target awards for 2019, 2020 and 2021 (excluding the 2021 Special Grant).

(7)

The value of any unvested restricted stock units and career shares is illustrated here by measuring the value of the number of shares payable under unvested awards using the closing stock price on December 31, 2021 ($97.33).

62	2022 Proxy Statement

COMPENSATION TABLES

Post-Termination and Change of Control Benefits

Michelle S. Nettles, Chief People & Culture Officer (1)

	DEATH($)	DISABILITY($)	INVOLUNTARY TERMINATION OR GOOD REASON – NO COC($)	DOUBLE TRIGGER (COC+ TERMINATION) ($)(2)	FOR CAUSE($)	VOLUNTARY($)

Severance Payment(3)	—	—	991,375	1,982,750	—	—

Prorated Incentive(4)	424,875	424,875	722,288	424,875	—	—

Options(5)	154,967	154,967	—	154,967	—	—

PSUs(6)	1,958,085	1,958,085	—	2,121,307	—	—

RSUs(7)	1,316,291	1,316,291	—	1,316,291	—	—

Health Benefits	—	—	20,177	31,207	—	—

Outplacement	—	—	25,000	25,000	—	—

Nonqualified Savings Plan	5,780	5,780	—	—	—	—

Total	3,859,998	3,859,998	1,758,840	6,056,397	—	—

(1)	The term of Ms. Nettles’ severance agreement expires on August 14, 2022. As of December 31, 2021, Ms. Nettles was not eligible for retirement treatment.

(2)

The “double trigger” column calculates the amounts earned upon an involuntary termination (other than for cause) or a voluntary termination for good reason that occurs during a protected period (generally, six months prior to a change of control) or within the two-year period following a change of control.

(3)

The amount of the severance payment under Ms. Nettles’ severance agreement is equal to her annual base salary at the highest rate in effect during the term of the agreement (here, $565,000) and her target annual incentive for the fiscal year in which the termination occurs (here, $424,875). In a double-trigger scenario, the amount of her severance payment is multiplied by two.

(4)

In the case of her involuntary termination (other than for cause) or voluntary termination for good reason, the amount of the prorated incentive payable to her under her severance agreement is based on the actual incentive earned for 2021 for the financial objectives and the target amount for the operating objectives. In the event of death, disability, or certain terminations following a change of control, the prorated incentive payable to her under her severance agreement is based on the target incentive for the year of termination. No proration has been applied here as this table illustrates the effect of such a termination on December 31, 2021, immediately before the incentive was earned, so as not to understate the potential value of the benefit upon the applicable termination of employment. Note that an incentive amount has also been reported as 2021 compensation for her in the Summary Compensation Table, as well as in the Grants of Plan-Based Awards Table.

(5)

The value of stock options is illustrated here by measuring the difference between the closing stock price on December 31, 2021 ($97.33) and the exercise price of each unvested stock option held by Ms. Nettles on December 31, 2021.

(6)

The value of PSUs is illustrated here by measuring the value of the number of shares payable under outstanding awards (2019, 2021 and 2021 grants) using the closing stock price on December 31, 2021 ($97.33). In the case of a change of control, the payout is shown based on the number of shares earned based on actual performance for the 2019 award and assuming the Committee would determine the number of shares earned relating to the 2020 and 2021 awards will equal the target award. In the case of a death or disability, the payout is shown based on the target awards for 2019, 2020 and 2021 (excluding the 2021 Special Grant).

(7)

The value of any unvested restricted stock units is illustrated here by measuring the value of the number of shares payable under unvested awards using the closing stock price on December 31, 2021 ($97.33).

63	2022 Proxy Statement

COMPENSATION TABLES

Post-Termination and Change of Control Benefits

Richard Buchband, SVP, General Counsel and Secretary (1)

	DEATH($)	DISABILITY($)	INVOLUNTARY TERMINATION OR GOOD REASON –NO COC($)	DOUBLE TRIGGER (COC+ TERMINATION) ($)(2)	FOR CAUSE($)	VOLUNTARY($)

Severance Payment(3)	—	—	946,313	1,892,626	—	—

Prorated Incentive(4)	405,563	405,563	689,456	405,563	—	—

Options(5)	121,295	121,295	—	121,295	—	—

PSUs(6)	1,562,536	1,562,536	—	1,694,515	—	—

RSUs(7)	549,525	549,525	—	549,525	—	—

Health Benefits	—	—	30,632	46,817	—	—

Outplacement	—	—	25,000	25,000	—	—

Total	2,638,919	2,638,919	1,691,401	4,735,341	—	—

(1)

On November 12, 2021, ManpowerGroup entered into a severance agreement with Mr. Buchband that replaced his previous agreement, which expired on November 8, 2021. The term of Mr. Buchband’s severance agreement expires on November 12, 2024. As of December 31, 2021, Mr. Buchband was not eligible for retirement treatment.

(2)

The “double trigger” column calculates the amounts earned upon an involuntary termination (other than for cause) or a voluntary termination for good reason that occurs during a protected period (generally, six months prior to a change of control) or within the two-year period following a change of control.

(3)

The amount of the severance payment under Mr. Buchband’s severance agreement is equal to his annual base salary at the highest rate in effect during the term of the agreement (here, $540,750) and his target annual incentive for the fiscal year in which the termination occurs (here, $405,563). In a double-trigger scenario, the amount of his severance payment is multiplied by two.

(4)

In the case of his involuntary termination (other than for cause) or voluntary termination for good reason, the amount of the prorated incentive payable to him under his severance agreement is based on the actual incentive earned for 2021 for the financial objectives and the target amount for the operating objectives. In the event of death, disability, or certain terminations following a change of control, the prorated incentive payable to him under his severance agreement is based on the target incentive for the year of termination. No proration has been applied here as this table illustrates the effect of such a termination on December 31, 2021, immediately before the incentive was earned, so as not to understate the potential value of the benefit upon the applicable termination of employment. Note that an incentive amount has also been reported as 2021 compensation for him in the Summary Compensation Table, as well as in the Grants of Plan-Based Awards Table.

(5)

The value of stock options is illustrated here by measuring the difference between the closing stock price on December 31, 2021 ($97.33) and the exercise price of each unvested stock option held by Mr. Buchband on December 31, 2021.

(6)

The value of PSUs is illustrated here by measuring the value of the number of shares payable under outstanding awards (2019, 2020 and 2021 grants) using the closing stock price on December 31, 2021 ($97.33). In the case of a change of control, the payout is shown based on the number of shares earned based on actual performance for the 2019 award and assuming the Committee would determine the number of shares earned relating to the 2020 and 2021 awards will equal the target award. In the case of a death or disability, the payout is shown based on the target awards for 2019, 2020 and 2021 (excluding the 2021 Special Grant).

(7)

The value of any unvested restricted stock units is illustrated here by measuring the value of the number of shares payable under unvested awards using the closing stock price on December 31, 2021 ($97.33).

64	2022 Proxy Statement

Compensation Policies and Practices as They Relate to Risk Management

Members of the Company’s senior management team have considered and discussed the Company’s compensation policies and practices and specifically whether these policies and practices create risks that are reasonably likely to have a material adverse effect on ManpowerGroup. Management has also discussed this issue with the people, culture and compensation committee and has determined there are no risks arising from our compensation policies and practices that are reasonably likely to have a material adverse effect on ManpowerGroup.

As ManpowerGroup operates in various countries around the world, we have several incentive plans. Our plans use various financial performance growth metrics, generally relating to profitability. As a result, there is no common incentive driving behavior. We also have controls in place that mitigate any impact these plans might have on us as follows:

•	In general, each of our incentive plans has a threshold, target and outstanding payout level, which is not material to the Company, that is earned based on the results of the financial metrics.

•	The annual incentive and PSU awards are capped at a maximum level such that employees cannot receive a bonus that is significant enough to create a significant risk to the Company.

•

We have multiple financial metrics under the annual incentive which focus on company-wide and segment-wide goals and objectives, and the results of those metrics are reviewed and approved at multiple levels in the Company.

•

There is an approval process of the various incentive plans in each country, which are approved by the general manager and financial manager in the respective country to ensure the growth metrics are based on that respective country’s performance.

•	Each of the NEOs is subject to stock ownership guidelines.

•	We have adopted a clawback policy.

•	We do not permit executives to engage in short-selling of ManpowerGroup securities or trading in puts and calls on ManpowerGroup securities.

•	We do not permit our NEOs to pledge shares of our common stock.

Based on the above factors, we do not believe our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on ManpowerGroup.

65	2022 Proxy Statement

CEO Pay Ratio

In accordance with the requirements of Item 402(u) of Regulation S-K, we have calculated a CEO Pay Ratio for 2021. This ratio is a reasonable estimate, calculated as described below.

Measurement Date

We utilized a measurement date of October 1, 2020, which reflects an employee population of approximately 600,000 individuals worldwide as of the measurement date. It is important to note that 95% of this population comprises our “associates” — these are the employees on assignment that day with our clients within the 75 countries and territories in which we operated in 2020. A majority of such assignments are temporary in nature, of different types and durations, which leads to considerable variation in our employee population on a daily basis. In accordance with Item 402(u), our employee population includes both our associates and the remaining 5% of our employees who represent our “permanent” (full- and part-time) staff.

Consistently Applied Compensation Measure

For each of these individuals, compensation was calculated based on total taxable earnings as defined in their home country’s payroll systems. Consistent with SEC rules, we annualized this number for part-time and full-time employees who were employed for less than the full year in 2020, but not for our associates whose positions are seasonal or temporary in nature. The individual who was our median employee for our calculation in 2020 is no longer employed by us. In accordance with Item 402(u), we determined that there was another similarly compensated individual as the 2020 median employee, and we have used that individual as the median employee for the calculations. We believe we have not had any significant changes to our employee population or our employee compensation arrangements since last year and we believe the selection of this individual as our median employee does not result in a significant change to our pay ratio disclosure. The median employee identified for 2021 is an associate located in Thailand whose total annual compensation was calculated in accordance with the requirements of the Summary Compensation Table as being $8,022. When calculated against Mr. Prising’s compensation for 2021 of $18,787,835 as reflected in the Summary Compensation Table, it yields a CEO Pay Ratio of 2,342:1.

Calculation Excluding Associates

Supplementally, we have again calculated a CEO pay ratio excluding our associates for 2021. As noted above, most of the individuals who are counted as “employees” under Item 402(u) are in fact associates who are performing work for our clients on a temporary basis. For this supplemental calculation, our median employee as of the measurement date was an individual in Belgium whose annualized total compensation was $39,288 for 2021. Under this calculation, the CEO pay ratio is 478:1. We believe this is a more representative indication of how our CEO pay compares to that of our workforce.

66	2022 Proxy Statement

Audit Committee Report

Charter and Responsibilities

We have an audit committee that consists entirely of independent directors, each of whom meet the independence requirements set forth by the New York Stock Exchange and the SEC. The board of directors has adopted a charter for the audit committee, which is available on our web site at http://investor.manpowergroup.com/governance. The charter sets forth the responsibilities and authority of the audit committee with respect to our independent auditors, quarterly and annual financial statements, non-audit services, internal audit and accounting, risk assessment and risk management, business conduct and ethics, special investigations, use of advisors and other reporting and disclosure obligations, including the audit committee’s obligations in monitoring the Company’s compliance with its code of business conduct and ethics as well as its policies and procedures regarding anti-corruption. The committee reviews its charter on a periodic basis and recommends updates as necessary.

2021 Activity

In 2021, the audit committee met five times. Over the course of these meetings, the audit committee met with our chief financial officer, other senior members of the finance department, senior members of the IT department, the chairperson of our disclosure committee, the head of internal audit, our chief legal officer and our independent auditors. During these meetings, the audit committee reviewed and discussed, among other things:

•	our financial statements for each of the first three quarters of 2021, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”

•	our compliance with and reporting under Section 404 of the Sarbanes-Oxley Act of 2002 and the related auditing standards;

•	the independent auditors’ material written communications with management;

•	our annual internal and external audit plans and the internal and external staffing resources available to carry out our audit plans;

•	internal audit results;

•	our enterprise risk management framework, including financial and operational risks;

•	certain risk matters including the Company’s risk profile, data privacy risk, and technology and cybersecurity risk;

•	the impact of new accounting pronouncements;

•	current tax matters affecting us, including reporting compliance, audit activity and tax planning;

•	litigation and regulatory matters;

•	our compliance with our code of business conduct and ethics, our anti-corruption policy, and our policy on gifts, entertainment and sponsorships;

•	our compliance with our Policy Regarding the Retention of Former Employees of Independent Auditors and Independent Auditor Services Policy; and

•	a self-evaluation of the committee.

The audit committee met five times in private session with Deloitte & Touche LLP and met five times in private session with the head of internal audit. The purpose of the private sessions is to allow the participants to raise any concerns they may have and to discuss other topics in a confidential setting.

In addition to the meetings discussed above, the chair of the audit committee, and any other audit committee member or other member of the board of directors who desired or was requested to participate, reviewed with management and our independent auditors our financial results for each quarter of 2021 prior to the quarterly release of earnings.

67	2022 Proxy Statement

AUDIT COMMITTEE REPORT

Fiscal Year 2021 Financial Statements

In February 2022, the independent auditors and members of senior management reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with the audit committee, together with our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” This discussion included, among other things:

•	critical accounting policies and practices used in the preparation of our financial statements;

•	our judgmental reserves;

•	the effect of regulatory and accounting pronouncements on our financial statements, including the adoption of significant accounting standards;

•	confirmation that there were no unrecorded material audit adjustments proposed by the independent auditors;

•	confirmation that there were no matters of significant disagreement between management and the independent auditors arising during the audit;

•	critical audit matters disclosed in the independent auditors’ opinion;

•	other matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;

•	other matters required to be discussed by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence; and

•

matters relating to Section 404 of the Sarbanes-Oxley Act, including the management report on internal control over financial reporting for 2021 and the independent auditors’ report with respect to the effectiveness of our internal control over financial reporting and management’s assessment of the effectiveness of our internal control over financial reporting.

At this meeting, the audit committee met in separate private sessions with the independent auditors, the head of internal audit and management.

In reliance on these reviews and discussions, and the report of the independent auditors, the audit committee has recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021.

The audit committee has also received the written disclosures and confirmation from Deloitte required by PCAOB Ethics and Independence Rule 3526 and discussed with Deloitte their independence. In particular, at each regular meeting during 2021 and at the meeting in February 2022 the audit committee reviewed and discussed the non-audit services provided by Deloitte to us as described below. The audit committee has considered whether the provision of the non-audit services is compatible with the independence of Deloitte and satisfied itself as to the auditor’s independence. The audit committee believes that Deloitte has been objective and impartial in conducting the 2021 audit and believes that the provision of these services has not adversely affected the integrity of our audit and financial reporting processes.

In performing all of the functions described above, the audit committee acts only in an oversight capacity. The audit committee does not complete its reviews of the matters described above prior to our public announcements of financial results and, necessarily, in its oversight role, the audit committee relies on the work and assurances of our management, which has the primary responsibility for our financial statements and related reports and internal control over financial reporting, and of the independent auditors, who, in their report, express an opinion on the conformity of our annual financial statements to accounting principles generally accepted in the United States and on the effectiveness of our internal control over financial reporting.

The Audit Committee

Paul Read, Chair

Gina R. Boswell

Jean-Philippe Courtois

John F. Ferraro

Patricia Hemingway Hall

Ulice Payne, Jr.

68	2022 Proxy Statement

Fees Billed by Deloitte & Touche

This table presents fees for professional audit and other services billed by Deloitte & Touche LLP and related entities (“Deloitte”) for 2021 and 2020, which consist of the following:

YEAR ENDED DECEMBER 31,	2021	2020

Audit Fees	$7,595,000	$6,539,000

Audit-Related Fees	$255,000	$120,000

Tax Fees	$785,000	$434,000

All Other Fees	–	–

Total	$8,635,000	$7,093,000

Audit Fees

These amounts represent the aggregate fees billed by Deloitte for the audit of our financial statements and attestation of our certification of our internal control over financial reporting for 2021 and 2020, respectively, and the review of the financial statements included in our Quarterly Reports on Form 10-Q for each year, all of which were approved by the audit committee.

Audit-Related Fees

These amounts consist of assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements or internal control over financial reporting. For 2021, these services included certifications and attestation reports related to certain financial and non-financial information for specific client requirements and government subsidies for certain of our foreign subsidiaries and other miscellaneous services. For 2020, these services included attestation reports related to certain financial and non-financial information for specific client requirements and government subsidies for certain of our foreign subsidiaries and other miscellaneous services.

Tax Fees

Tax fees generally consist of tax compliance and return preparation and tax planning and advice. For 2021, these services included U.S. federal, state, local and international tax research and consultation services, services related to U.S. foreign tax credit and expense apportionment research and consultation and tax compliance and transfer pricing services. For 2020, these services included U.S. federal, state, local and international tax research and consultation services and services related to U.S. foreign tax credit and expense apportionment research and consultation.

All Other Fees

All other fees consist of permitted services other than those that meet the criteria above. There were no other fees incurred for 2021 and 2020.

Independent Auditor Services Policy

We have an Independent Auditor Services Policy that we review on an annual basis. The policy sets forth the types of services that we may and may not engage our auditors to provide, the approval requirements for permitted services and related disclosure and reporting standards. A copy of the policy is available on our web site at http://investor.manpowergroup.com/governance. Each of the services described under the headings “Audit-Related Fees” and “Tax Fees” was approved during 2021 and 2020 in accordance with the policy.

69	2022 Proxy Statement

Security Ownership of Certain Beneficial Owners

The following table lists as of the record date (except as noted below) information as to the persons believed by us to be beneficial owners of more than 5% of our outstanding common stock:

NAME AND ADDRESS OF BENEFICIAL OWNERS	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP		PERCENT OF CLASS(1)

Capital World Investors 333 South Hope Street, 55th Fl Los Angeles, CA 90071	6,643,322	(2)	12.4%

Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	6,263,213	(3)	11.7%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	4,779,808	(4)	8.9%

(1)	Based on 53,509,297 shares of common stock outstanding as of the record date.

(2)

This information is based on a Schedule 13G filed on February 11, 2022. According to this Schedule 13G, these securities are owned by Capital World Investors (“CWI”), a division of Capital Research and Management Company (“CRMC”), as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K. and Capital Group Private Client Services, Inc. (together with CRMC, the “investment management entities”). CWI has sole voting power with respect to 6,643,322 shares held and sole dispositive power with respect to 6,643,322 shares held.

(3)

This information is based on a Schedule 13G filed on February 10, 2022. According to this Schedule 13G, these securities are owned by various individual and institutional investors for which Vanguard Group, Inc. (“Vanguard”) serves as investment advisor. Vanguard has shared voting power with respect to 32,387 shares held, sole dispositive power with respect to 6,185,665 shares held and shared dispositive power with respect to 77,548 shares held.

(4)

This information is based on a Schedule 13G filed on February 2, 2022 by BlackRock, Inc. on its behalf and on behalf of its following affiliates: BlackRock Life Limited, Aperio Group, LLC, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock (Singapore) Limited, and BlackRock Fund Managers Ltd. According to this Schedule 13G, these securities are owned of record by BlackRock, Inc. BlackRock, Inc. has sole voting power with respect to 4,505,359 shares held and sole dispositive power with respect to 4,779,808 shares held.

70	2022 Proxy Statement

Beneficial Ownership of Directors and Executive Officers

Set forth in the table below, as of February 25, 2022, are the shares of ManpowerGroup common stock beneficially owned by each director and nominee, each of the executive officers named in the table under the heading “Summary Compensation Table,” and all directors and executive officers of ManpowerGroup as a group and the shares of ManpowerGroup common stock that could be acquired within 60 days of February 25, 2022 by such persons.

NAME OF BENEFICIAL OWNER	COMMON STOCK BENEFICIALLY OWNED(1)(3)	RIGHT TO ACQUIRE COMMON STOCK(1)(2)	PERCENT OF CLASS

Jonas Prising	745,098	446,481	1.4%

Gina R. Boswell	10,730	—	*

Richard Buchband	39,683	31,178	*

Jean-Philippe Courtois	—	—	*

William Downe	26,000	—	*

John F. Ferraro	—	—	*

William P. Gipson	—	—	*

Patricia Hemingway Hall	10,027	—	*

Julie M. Howard	4,085	—	*

John T. McGinnis	119,337	97,482	*

Michelle S. Nettles	20,042	13,094	*

Ulice Payne, Jr	9,132	—	*

Paul Read	9,822	—	*

Elizabeth P. Sartain	25,969	—	*

Michael J. Van Handel	12,395	—	*

All directors and executive officers as a group (15 persons)	1,032,320	588,235	1.9%

*	Less than 1% of outstanding shares.

(1)

Except as indicated below, all shares shown in this column are owned with sole voting and dispositive power. Amounts shown in the Right to Acquire Common Stock column are also included in the Common Stock Beneficially Owned column.

71	2022 Proxy Statement

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The table additionally does not include vested shares of deferred stock, which will be settled in shares of ManpowerGroup common stock on a one-for-one basis, held by the following directors that were issued under the 2011 Equity Incentive Plan and the Terms and Conditions Regarding the Grant of Awards to Non-Employee Directors under the 2011 Equity Incentive Plan:

DIRECTOR	VESTED DEFERRED STOCK 2011 PLAN

Jean-Philippe Courtois	2,085

William Downe	29,285

John F. Ferraro	15,483

William P. Gipson	3,171

Patricia Hemingway Hall	4,658

Julie M. Howard	11,004

Ulice Payne, Jr.	5,294

Paul Read	5,294

Michael J. Van Handel	3,890

The table does not include 1,798 unvested shares of deferred stock, which will be settled in shares of ManpowerGroup common stock on a one-for-one basis, held by each of Mr. Courtois, Mr. Ferraro, Mr. Gipson, Ms. Hemingway Hall, Ms. Howard, Mr. Payne, and Mr. Van Handel that were issued under the 2011 Plan and the Terms and Conditions on January 1, 2022. These shares of deferred stock vest in equal quarterly installments during 2022.

(2)	Common stock that may be acquired within 60 days of the record date through the exercise of stock options and the settlement of vested RSUs.

(3)	Includes the following number of shares of unvested restricted stock as of the record date:

DIRECTOR	UNVESTED RESTRICTED STOCK

Gina R. Boswell	1,798

William Downe	1,798

Paul Read	1,798

Elizabeth P. Sartain	1,798

The holders of the restricted stock have sole voting power with respect to all shares held and no dispositive power with respect to all shares held.

72	2022 Proxy Statement

1. Election of Directors

Our articles of incorporation provide that our board of directors will consist of three to fifteen members. Our board of directors currently consists of twelve members. All directors are elected annually to serve until the next annual meeting of shareholders and until the directors’ successors are duly elected and shall qualify.

The board of directors may appoint additional directors, in accordance with our articles of incorporation, based upon the recommendation of the governance and sustainability committee and subject to re-election by our shareholders at the next annual meeting of shareholders.

The following individuals are being nominated as directors, each for a one-year term expiring at the 2022 annual meeting of shareholders:

NAME	AGE	DIRECTOR SINCE	PRINCIPAL OCCUPATION

Gina R. Boswell	59	2007	Former President, US Customer Development, Unilever

Jean-Philippe Courtois	61	2020	Executive Vice President, National Transformation Partnerships, Microsoft Corporation

William Downe	69	2011	Former Chief Executive Officer of BMO Financial Group

John F. Ferraro	66	2016	Former Global Chief Operating Officer, Ernst & Young

William P. Gipson	64	2020	Former President, Enterprise Packaging Transformation, Procter & Gamble

Patricia Hemingway Hall	69	2011	Former President and Chief Executive Officer, Health Care Service Corporation

Julie M. Howard	59	2016	Chief Executive Officer, Riveron Consulting, LLC

Ulice Payne, Jr.	66	2007	President and Managing Member, Addison-Clifton, LLC

Jonas Prising	57	2014	Chairman and Chief Executive Officer, ManpowerGroup

Paul Read	55	2014	Former President and Chief Operating Officer, Ingram Micro, Inc.

Elizabeth P. Sartain	67	2010	Independent Human Resource Advisor and Consultant

Michael J. Van Handel	62	2017	Former Senior Executive Vice President, ManpowerGroup

The governance and sustainability committee reviewed the qualifications of the directors listed above who are seeking re-election and recommended to the board of directors that each be re-elected to serve for an additional one-year term. The board of directors has confirmed the nominations.

73	2022 Proxy Statement

ELECTION OF DIRECTORS

In accordance with our articles of incorporation and bylaws, a nominee will be elected as a director if the number of votes cast in favor of the election exceeds the number of votes cast against the election of that nominee. Abstentions and broker non-votes will not be counted as votes cast. If the number of votes cast in favor of the election of a director is less than the number of votes cast against the election of the director, the director is required to tender his or her resignation from the board of directors to the governance and sustainability committee. The governance and sustainability committee will recommend to the board of directors whether to accept or reject the tendered resignation or whether other action should be taken. Any such resignation will be effective only upon its acceptance by the board of directors. The board of directors will act on the recommendation of the governance and sustainability committee and publicly disclose its decision, and the rationale behind its decision, within 90 days from the date of the announcement of the final results of balloting for the election.

1:	The board of directors recommends you vote FOR the election of each of the nominees listed above, and your proxy will be so voted unless you specify otherwise.

74	2022 Proxy Statement

2. Ratification of Independent Auditors

The audit committee of the board of directors has appointed Deloitte & Touche LLP to audit our consolidated financial statements for the fiscal year ending December 31, 2022 and directed that such appointment be submitted to the shareholders for ratification. Deloitte & Touche LLP has audited our consolidated financial statements since the fiscal year ended December 31, 2005. Representatives of Deloitte & Touche LLP will be present at the annual meeting and have the opportunity to make a statement if they so desire and will also be available to respond to appropriate questions.

If the shareholders do not ratify the appointment of Deloitte & Touche LLP, the audit committee will take such action into account in reconsidering the appointment of our independent auditors for the fiscal year ending December 31, 2022.

The affirmative vote of a majority of the votes cast on this proposal shall constitute ratification of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2022. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will have no impact on the approval of the proposal.

2:	The board of directors recommends you vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2022, and your proxy will be so voted unless you specify otherwise.

75	2022 Proxy Statement

3. Advisory Vote on Approval of the Compensation of Named Executive Officers

The Company seeks your advisory vote on our executive compensation program and asks that you support the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis” section and the accompanying tables contained in this Proxy Statement. We are providing this vote as required pursuant to Section 14A of the Securities Exchange Act of 1934. We are asking shareholders to approve the following resolution regarding our executive compensation program:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

ManpowerGroup derives approximately 87% of its revenues from outside the United States, with the largest portions coming from the company’s operating segments in Southern Europe (45%), Northern Europe (23%) and Asia Pacific Middle East (12%). Our business is truly global in nature and complexity. Through our global network of nearly 2,200 offices in 75 countries and territories, we put millions of people to work each year with our global, multinational and local clients across all major industry segments and provide a broad range of workforce solutions including recruitment and assessment, training and development, career management, outsourcing and workforce consulting.

To be successful, ManpowerGroup needs senior executives who have the capability and experience to operate effectively in this environment. A guiding principle of the company’s compensation program is to provide pay opportunities to the executive officers that are competitive in attracting and retaining executives of this caliber. Other key objectives of the program are to align compensation to shareholder interests and, as an element of that objective, to pay for results and not pay for failure.

Compensation packages for the executive officers generally include, as short-term arrangements, a base salary and an annual incentive bonus, and for long-term focus and value accumulation, PSUs, stock options and RSUs. The annual incentive is earned based on achievement of goals established at the beginning of each year. Likewise, PSUs represent a right to receive shares of company common stock based on achievement of goals established at the time the PSUs are granted. For both, award opportunities are established for achievement at threshold, target and outstanding levels.

As noted above, a key objective of the compensation program is to align compensation to shareholder interests. The company’s compensation program addresses this objective on both a short-term basis and a long-term basis. Annual incentive awards are based on achievement of goals that are drivers of shareholder value. PSUs are earned based on OPMP goals, a measure of how efficiently our executive officers have deployed our operating resources to generate a profit, and may be modified within specified bounds based on whether strategic objectives have been achieved during the PSU performance period. We believe using the OPMP metric drives a long-term focus on achieving sustainable profits. In addition, a substantial portion of the annual incentive award paid to the executive officers is based on achievement of earnings per share, return on invested capital and revenue for the year. Earnings per share focuses our executive officers on producing financial results that align with the interests of our shareholders, return on invested capital incentivizes our executive officers to manage our accounts receivable and other capital investments carefully in order to maximize capital deployed, and revenue keeps our NEOs focused on top-line growth, in addition to profitability.

Both the short-term and long-term components of the compensation program reflect the objective that senior executives should be paid for results and not paid for failure. The executive officers’ base salaries generally are at or below market median with a significant component of the annual cash opportunity based on the level of attainment of performance goals for the year. If the actual results fall short of the goals, the award level is correspondingly reduced or eliminated.

As for the long-term components of the compensation program, the ultimate value received by an executive, through stock appreciation, will of course depend directly on the performance of the company. In addition, a significant component of the long-term compensation package consists of PSUs which are earned only to the extent the company achieves a pre-established level of performance tied to a designated performance metric, in this instance OPMP.

76	2022 Proxy Statement

ADVISORY VOTE ON APPROVAL OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Approval of the company’s executive compensation policies and procedures requires that the number of votes cast in favor of the proposal exceeds the number of votes cast against it. Abstentions and broker non-votes will not be counted as votes cast. Because this shareholder vote is advisory, it will not be binding upon the board of directors. However, the people, culture and compensation committee will take into account the outcome of the vote when considering future executive compensation arrangements.

3:	The board of directors recommends that you vote FOR the proposal to approve the compensation of our named executive officers, and your proxy will be so voted unless you specify otherwise.

77	2022 Proxy Statement

Date, Time, and Place of Meeting

Date: May 6, 2022

Time: 9:00 a.m. CDT

Virtual Meeting Access: meetnow.global/MXN79FA

This proxy statement was first made available to shareholders on or about March 10, 2022. This proxy statement relates to the solicitation of proxies by the board of directors of ManpowerGroup Inc. for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting of shareholders.

Shareholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy during the meeting. A shareholder may revoke a proxy by delivering a signed statement to our Corporate Secretary at or prior to the annual meeting or by timely executing and delivering, by Internet, telephone, or mail, another proxy dated as of a later date.

Proxy Materials are Available on the Internet

Under rules adopted by the Securities and Exchange Commission, ManpowerGroup is making this proxy statement and other annual meeting materials available on the Internet instead of mailing a printed copy of these materials to each shareholder. The Notice is being mailed to shareholders commencing on or about March 24, 2022. Shareholders who receive a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail will not receive a printed copy of these materials. Instead, the Notice contains instructions as to how shareholders may access and review all of the important information contained in the materials on the Internet, including how shareholders may submit proxies by telephone or over the Internet.

If you received the Notice by mail and would prefer to receive a printed copy of ManpowerGroup’s proxy materials, please follow the instructions for requesting printed copies included in the Notice.

Participating in the Annual Meeting

This year’s annual meeting will be held over the web in a virtual meeting format. Conducting the meeting virtually will ensure shareholder participation and facilitate participation. ManpowerGroup shareholders as of the close of business on February 25, 2022 are entitled to attend and vote and ask questions at the annual meeting.

Shareholders can begin asking questions approximately five days in advance of the meeting as well as during the meeting by accessing the virtual meeting site. We will answer as many questions as possible during the live webcast Q&A session, as time permits. Only pertinent questions to the Company and the matters of the meeting will be answered. Any pertinent questions of the meeting that are not answered during the Annual Meeting will be addressed and posted to the Company’s website as soon as practical after the meeting.

Whether or not you participate in the virtual annual meeting, ManpowerGroup urges you to vote and submit your proxy in advance of the meeting.

ManpowerGroup shareholders can access the meeting at meetnow.global/MXN79FA.

Registered Shareholders

If you are a registered shareholder, to attend and vote, follow the instructions on the meeting website and enter the control number found on your proxy card or notice, or email you received.

Beneficial Shareholders

If you are a beneficial shareholder, you must register in advance to attend and vote at the 2022 Annual Meeting. To register you must submit proof of your proxy power (legal proxy) reflecting your ManpowerGroup Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 3, 2022. You will receive a confirmation email from Computershare of your registration and will be issued a control number that will allow you to attend and vote at the Annual Meeting.

78	2022 Proxy Statement

SOLICITING PROXIES

Requests for registration should be directed to Computershare at the following:

By email:	Forward the email from your broker granting you a Legal Proxy, or attach an image of your Legal Proxy, to legalproxy@computershare.com

By mail:	Computershare ManpowerGroup Legal Proxy P.O. Box 43001 Providence, RI 02940-3001

A list of shareholders of record will be available during the virtual Annual Meeting for inspection by shareholders for any legally valid purpose related to the Annual Meeting at meetnow.global/MXN79FA.

The annual meeting will begin promptly at 9:00 a.m. Central Time on Friday, May 6, 2022. We encourage you to access the meeting before it begins. Online check-in will start shortly before the meeting and you should allow ample time for the check-in procedures. If you require technical assistance, a link on the meeting page will provide further assistance or you may call 1-800-874-1547.

Soliciting Proxies

The expense of this solicitation will be paid by us. No solicitation other than by mail and via the Internet is contemplated, except that our officers or employees may solicit the return of proxies from certain shareholders by telephone. In addition, we have retained Innisfree M&A Incorporated to assist in the solicitation of proxies for a fee of approximately $15,000 plus expenses.

Only shareholders of record at the close of business on February 25, 2022 are entitled to notice of and to vote the shares of our common stock, $.01 par value, registered in their name at the annual meeting. As of the record date, we had outstanding 53,509,297 shares of common stock.

Vote Required and Voting Standards

The presence, in person or by proxy, of a majority of the shares of the common stock outstanding on the record date will constitute a quorum at the annual meeting. Abstentions and broker non-votes, which are proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares, will be treated as present for purposes of determining the quorum. Each share of common stock entitles its holder to cast one vote on each matter to be voted upon at the annual meeting.

The following table summarizes the votes required for passage of each proposal and the effect of abstentions and non-broker votes:

PROPOSAL	VOTES REQUIRED FOR APPROVAL	ABSTENTIONS	BROKER NON-VOTES

To elect twelve individuals nominated by the Board of Directors of ManpowerGroup to serve until 2023 as directors;	Majority of votes cast	Not voted	Not voted

To ratify the appointment of Deloitte & Touche LLP as our independent auditors for 2022;	Majority of votes cast	Not voted	Not voted

To hold an advisory vote on approval of the compensation of our named executive officers;	Majority of votes cast	Not voted	Not voted

79	2022 Proxy Statement

SOLICITING PROXIES

If a proxy is properly submitted to us and not revoked, it will be voted in accordance with the instructions contained in the proxy. Each shareholder may revoke a previously granted proxy at any time before it is exercised by advising the Secretary of ManpowerGroup in writing (either by submitting a duly executed proxy bearing a later date or voting by telephone or via the Internet) or by telephone of such revocation. Attendance at the annual meeting will not, in itself, constitute revocation of a proxy. Unless otherwise directed, all proxies will be voted for the election of each of the individuals nominated by our board of directors to serve as directors until the 2023 annual meeting of shareholders, will be voted for the appointment of Deloitte & Touche LLP as our independent auditors for 2022, and will be voted for approval of the compensation of our named executive officers.

80	2022 Proxy Statement

CORPORATE GOVERNANCE DOCUMENTS

Corporate Governance Documents

Certain documents relating to corporate governance matters are available in print by writing to Richard Buchband, Secretary, ManpowerGroup Inc., 100 Manpower Place, Milwaukee, Wisconsin 53212 and on ManpowerGroup’s website at http://investor.manpowergroup.com/governance. These documents include the following:

•	Amended and restated articles of incorporation;

•	Amended and restated bylaws;

•	Corporate governance guidelines;

•	Code of business conduct and ethics;

•	Charter of the governance and sustainability committee, including the guidelines for selecting board candidates;

•	Categorical standards for relationships deemed not to impair independence of non-employee directors;

•	Charter of the audit committee;

•	Independent auditor services policy;

•	Charter of the people, culture and compensation committee;

•	Executive officer stock ownership guidelines;

•	Outside director stock ownership guidelines;

•	Insider trading policy; and

•	Anti-corruption policy.

This proxy statement includes several website addresses and references to additional materials found on those websites. These websites and materials are not incorporated by reference herein.

81	2022 Proxy Statement

SUBMISSION OF SHAREHOLDER PROPOSALS

Submission of Shareholder Proposals

In accordance with our bylaws, nominations, other than by or at the direction of the board of directors, of candidates for election as directors at the 2023 annual Meeting of shareholders must be received by us no earlier than December 7, 2022 and no later than February 5, 2023, and any other shareholder proposed business to be brought before the 2023 annual meeting of shareholders must be received by us no later than February 5, 2023. Unlike shareholder proposals properly made under Rule 14a-8 of the Securities Exchange Act of 1934, we are not required to include such nominations and other shareholder proposed business in the proxy statement solicited by the board of directors.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules for the 2023 annual meeting of shareholders, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must generally provide notice in accordance with Rule 14a-19 under the Exchange Act by March 7, 2023.

To be considered for inclusion in the proxy statement solicited by the board of directors pursuant Rule 14a-8, such shareholder proposals for consideration at the 2023 Annual Meeting of Shareholders must be received by us at our principal executive offices by November 10, 2022.

Such nominations or proposals must be submitted to Richard Buchband, Secretary, ManpowerGroup Inc., 100 Manpower Place, Milwaukee, Wisconsin 53212. To avoid disputes as to the date of receipt, it is suggested that any shareholder proposal be submitted by certified mail, return receipt requested.

Other Voting Information

Shareholders may vote over the Internet, by telephone or by completing a traditional proxy card. To vote over the Internet or by telephone, please refer to the instructions on the accompanying proxy card.

The Internet and telephone voting procedures are designed to authenticate shareholder identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the shareholder.

Other Matters

Although management is not aware of any other matters that may come before the annual meeting, if any such matters should be presented, the persons named in the accompanying proxy intend to vote such proxy as recommended by the board of directors or, if no such recommendation is given, in their discretion. Shareholders may obtain a copy of our annual report on Form 10-K at no cost by requesting a copy on our Internet web site at http://investor.manpowergroup.com/shareholder-services/document-request or by writing to Richard Buchband, Secretary, ManpowerGroup Inc., 100 Manpower Place, Milwaukee, Wisconsin 53212.

82	2022 Proxy Statement

Appendix A

Peer Group Companies for 2021

3M Co

Abbott Laboratories

AbbVie Inc.

Altria Group Inc.

Amgen Inc.

Applied Materials, Inc.

Aptiv PLC

Automatic Data Processing

Baker Hughes, a GE Company

Becton, Dickinson and Company

Biogen Inc.

Booking Holdings Inc.

Bristol-Myers Squibb Co

Broadcom Inc

C.H. Robinson Worldwide Inc.

CarMax Inc.

Carnival Corporation Plc

CBRE Group, Inc.

CDW Corporation

CenturyLink Inc.

Cognizant Technology Solutions Corp

Colgate-Palmolive Co.

ConocoPhillips

Cummins Inc.

D.R. Horton, Inc.

Danaher Corp

Deere & Co.

Dollar General Corp.

Dollar Tree Inc.

DuPont de Nemours, Inc.

DXC Technology Company

Eaton Corporation plc

Ecolab Inc.

Eli Lilly and Co

Emerson Electric Co

EOG Resources, Inc.

Freeport-McMoran Inc.

General Dynamics Corp

General Mills Inc.

Genuine Parts Co

Gilead Sciences Inc.

Halliburton Co

Hewlett Packard Enterprise Co

HollyFrontier Corp

Honeywell International Inc.

International Paper Co

Jacobs Engineering Group Inc.

Johnson Controls International plc

Kimberly-Clark Corp

Kohl’s Corporation

L3Harris Technologies, Inc.

Lennar Corporation

LyondellBasell Industries NV

Macy’s Inc.

Mastercard Inc.

McDonald’s Corp

Medtronic PLC

Micron Technology Inc.

Mondelez International Inc.

Netflix, Inc.

NIKE, Inc.

Nordstrom, Inc.

Northrop Grumman Corp

Nucor Corp

Occidental Petroleum Corp

Omnicom Group Inc.

Oracle Corp

PACCAR Inc.

PayPal Holdings, Inc.

Phillip Morris International Inc.

PPG Industries, Inc.

QUALCOMM Inc.

Raytheon Co

ROSS Stores, Inc.

Salesforce.com, inc.

Schlumberger Ltd

Southwest Airlines Co

Stanley Black & Decker, Inc.

Starbucks Corp

Stryker Corp

Texas Instruments Inc.

The Coca-Cola Company

The Estèe Lauder Companies Inc.

The Gap, Inc.

The Kraft Heinz Co.

The Sherwin Williams Co.

The TJX Companies, Inc.

Thermo Fisher Scientific Inc.

Trane Technologies plc

Union Pacific Corp

Visa Inc.

Waste Management Inc.

Western Digital Corporation

WestRock Co

Whirlpool Corp

A	2022 Proxy Statement

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.
Online Go to www.envisionreports.com/MAN or scan the QR code – login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/MAN
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals – THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MATTER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. PROPOSALS 1, 2 AND 3 ARE BEING PROPOSED BY MANPOWERGROUP INC.	+

1. Election of Directors:
	For	Against	Abstain				For	Against	Abstain		For	Against	Abstain
1.A - Gina R. Boswell	☐	☐	☐	1.B - Jean-Philippe Courtois			☐	☐	☐	1.C - William Downe	☐	☐	☐

1.D - John F. Ferraro	☐	☐	☐	1.E - William P. Gipson			☐	☐	☐	1.F - Patricia Hemingway Hall	☐	☐	☐

1.G - Julie M. Howard	☐	☐	☐	1.H - Ulice Payne, Jr.			☐	☐	☐	1.I - Jonas Prising	☐	☐	☐

1.J - Paul Read	☐	☐	☐	1.K - Elizabeth P. Sartain			☐	☐	☐	1.L - Michael J. Van Handel	☐	☐	☐

				For	Against	Abstain						For	Against	Abstain
2. Ratification of Deloitte & Touche LLP as our independent auditors for 2022.				☐	☐	☐	3. Advisory vote to approve the compensation of our named executive officers.					☐	☐	☐

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

/ /

ManpowerGroup Inc.

Annual Meeting of ManpowerGroup Inc. Shareholders

Friday, May 6, 2022

9:00 a.m.

Agenda

1.	Elect twelve individuals nominated by the Board of Directors of ManpowerGroup Inc. to serve until 2023 as directors.
2.	Ratification of Deloitte & Touche LLP as our independent auditors for 2022.
3.	Advisory vote to approve the compensation of our named executive officers.
4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

The 2022 Annual Meeting of Shareholders of ManpowerGroup Inc. will be held on

Friday, May 6, 2022, 9:00 A.M. Central time, virtually via the internet at www.meetnow.global/MXN79FA.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders:

The Proxy Statement and the 2021 Annual Report on Form 10-K are available at: www.envisionreports.com/MAN

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/MAN

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy - ManpowerGroup Inc.	+

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MANPOWERGROUP INC.

The undersigned hereby appoints Jonas Prising, John T. McGinnis and Richard Buchband proxies, each with the power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of ManpowerGroup Inc. standing in the name of the undersigned with all the powers which the undersigned would possess if personally present at the Annual Meeting of Shareholders of ManpowerGroup Inc. to be held on May 6, 2022 or at any adjournment thereof.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.

⬛	+